SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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First Virtual Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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FIRST VIRTUAL COMMUNICATIONS, INC.

3200 Bridge Parkway, Suite 202
Redwood City, California 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 13, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of First Virtual Communications, a Delaware corporation (the “Company”). The meeting will be held on Friday, June 13, 2003, at 10:00 a.m. local time at 3200 Bridge Parkway, Suite 202, Redwood City, California 94065 for the following purposes:

1. To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.

2. To approve a series of amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock whereby each outstanding three, four, five, six, seven, eight, nine or ten shares would be combined, converted and changed into one share of common stock, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all of the amendments, as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors.

3. To approve the Company’s 1997 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,500,000 shares.

4. To approve the potential issuance by the Company of additional shares of its common stock upon conversion of outstanding shares of its Series A Preferred Stock and upon exercise of an outstanding warrant issued to Vulcan Inc. in June 2000, as a result of anti-dilution adjustment provisions contained in the Company’s Certificate of Designation of Series A Preferred Stock and the Vulcan warrant.

5. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

6. To conduct any other business properly brought before the meeting.

      These items of business are more fully described in the proxy statement accompanying this Notice.

      The record date for the Annual Meeting is April 25, 2003. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Julie M. Robinson
Secretary

Santa Clara, California

May 2, 2003

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT
PROPOSAL 3
APPROVAL OF THE AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 4 POTENTIAL ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK PURSUANT TO CERTAIN ANTI-DILUTION PROTECTIONS AFFORDED TO VULCAN INC.
PROPOSAL 5 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS AND EXERCISES
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUES
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE MEASUREMENT COMPARISON
HOUSEHOLDING OF PROXY MATERIALS
AVAILABLE INFORMATION
OTHER MATTERS

FIRST VIRTUAL COMMUNICATIONS, INC.

3200 Bridge Parkway, Suite 202
Redwood City, California 94065

PROXY STATEMENT

FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
June 13, 2003

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of First Virtual Communications, Inc. (sometimes referred to as the “Company” or “First Virtual Communications”) is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

      We intend to mail this proxy statement and accompanying proxy card on or about May 2, 2003 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

      Only stockholders of record at the close of business on April 25, 2003 will be entitled to vote at the annual meeting. At the close of business on this record date, there were 40,483,594 shares of common stock and 27,437 shares of Series A Preferred Stock, convertible into 4,247,214 shares of common stock, outstanding and entitled to vote.

     Stockholder of Record: Shares Registered in Your Name

      If at the close of business on April 25, 2003 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

     Beneficial Owner: Shares Registered in the Name of a Broker or Bank

      If at the close of business on April 25, 2003 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

      There are five matters scheduled for a vote:

•	Election of two directors;

•	Approval of a series of amendments to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock whereby each outstanding three, four, five, six, seven, eight, nine or ten shares would be combined, converted and changed into one share of common stock, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all of the amendments, as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by our Board of Directors.

•	Proposed 1,500,000 share increase in the number of shares of common stock authorized for issuance under the 1997 Employee Stock Purchase Plan; and

•	Approval of the potential issuance by the Company of additional shares of its common stock upon conversion of the outstanding shares of its Series A Preferred Stock and upon exercise of a warrant issued to Vulcan Inc. on June 8, 2000 as a result of anti-dilution adjustment provisions contained in the Company’s Certificate of Designation of Series A Preferred Stock and the Vulcan warrant.

•	Ratification of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2003.

How do I vote?

      You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

     Stockholder of Record: Shares Registered in Your Name

      If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

     Beneficial Owner: Shares Registered in the Name of Broker or Bank

      If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Can I vote via telephone or the internet?

      Yes. Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. Votes submitted via the Internet or by telephone must be received by 9:00 a.m., Pacific Daylight Time on June 12, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

      The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

     For Shares Registered in Your Name

      Stockholders of record may go to http://www.computershare.com/us/proxy to grant a proxy to vote their shares by means of the Internet. They will be required to provide the control number and pin number located at the bottom of their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by the proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-816-8908 and following the recorded instructions.

     For Shares Registered in the Name of a Broker or Bank

      Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at http://www.proxyvote.com.

How many votes do I have?

      On each matter to be voted upon by you, you have one vote for each share of common stock you own as of April 25, 2003 and one vote for each share of common stock into which your shares of Series A Preferred Stock are convertible on April 25, 2003.

What if I return a proxy card but do not make specific choices?

      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the amendment of our Amended and Restated Certificate of Incorporation, as amended, “For” the election of both nominees for director, “For” the proposed increase in the number of shares authorized under the 1997 Employee Stock Purchase Plan, “For” the potential issuance of additional shares of our common stock upon conversion of the outstanding Series A Preferred Stock and a warrant as a result of anti-dilution adjustment provisions contained in our Certificate of Designation of Series A Convertible Preferred Stock and in the warrant, and “For” the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2003. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

      We will pay for the entire cost of soliciting proxies, including preparation, assembly, priority and mailing of these proxy materials and any additional information furnished to stockholders. In addition to these mailed proxy materials, our directors, officers or other employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. The solicitation of proxies may also be supplemented through the use of a proxy solicitation firm. If used, a proxy solicitor will receive a customary fee which we estimate to be approximately $10,000.

What does it mean if I receive more than one proxy card?

      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

      Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to First Virtual Communications’ Secretary at 3200 Bridge Parkway, Suite 202, Redwood City, California 94065.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

      To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 5, 2004, to First Virtual Communications’ Secretary at 3200 Bridge Parkway, Suite 202, Redwood City, California 94065. If you wish to submit a proposal that is not to be included in next year’s proxy materials, you must do so by no earlier than the close of business on February 13, 2004 and no later than the close of business on March 15, 2004. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. “A broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but have no effect and will not be counted towards the vote total for any proposal except Proposal 2. For Proposal 2, broker non-votes will have the same effect as “Against” votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the two nominees receiving the most “For” votes, among votes properly cast in person or by proxy, will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal 2, the proposed amendment to our Amended and Restated Certificate of Incorporation, as amended, must receive a “For” vote from the majority of the outstanding shares of our common stock and our Series A Preferred Stock, voting on an as converted to common stock basis, present and entitled to vote either in person or by proxy, voting together as a single class. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•	To be approved, Proposal No. 3, the proposed 1,500,000 increase in the number of shares of common stock authorized for issuance under the 1997 Employee Stock Purchase Plan, must receive a “For” vote from the majority of shares of our common stock and our Series A Preferred Stock, voting on an as converted to common stock basis, present and entitled to vote either in person or by proxy, voting together as a single class. If you do not vote, or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 4, the potential issuance by us of additional shares of our common stock upon conversion of the outstanding shares of our Series A Preferred Stock and a warrant issued to Vulcan Inc. in June 2000, as a result of anti-dilution adjustment provisions contained in the Company’s Certificate of Designation of Series A Preferred Stock and the Vulcan warrant, must receive a “For”

vote from the holders of a majority of shares of our common stock and our Series A Preferred Stock, voting on an as converted to common stock basis, present and entitled to vote either in person or by proxy, voting together as a single class. If you do not vote, or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 5, the ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2003, must receive a “For” vote from the majority of shares of our common stock and our Series A Preferred Stock, voting on an as converted to common stock basis, present and entitled to vote either in person or by proxy, voting together as a single class. If you do not vote, or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of Common Stock and Series A Preferred Stock, on an as converted to common stock basis, and voting together as a single class, are represented by votes at the meeting or by proxy. On the record date, there were 44,730,808 shares of common stock and Series A Preferred Stock, on an as converted to common stock basis, outstanding and entitled to vote. As a result, 22,365,405 of these shares must be represented by votes at the meeting or by proxy to have a quorum.

      Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

      Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2003.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

      The Board of Directors presently has five members. There are two directors in the class whose term of office expires in 2003. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2006 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, the shares will be voted for the election of a substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve.

      The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for a Three-year Term Expiring at the 2006 Annual Meeting

Edward Harris

      Mr. Harris, age 46, has served as a director of the Company since September 2000. Mr. Harris is currently an independent financial consultant. From 1998 to 2002, he was a Senior Investment Analyst for Vulcan Inc., a venture capital firm wholly-owned by Paul G. Allen. From 1992 to 1998, Mr. Harris was a financial executive in the high technology industry, and served as Chief Financial Officer for three early stage companies: Mirror Software, Inc., a provider of medical imaging software, from September 1997 to September 1998; Starwave Incorporated, a leading Internet company, which was founded by Mr. Allen, from August 1996 to September 1997; and Claircom Communications Group, L.P., an affiliate of McCaw Cellular Incorporated and provider of specialized air-to-ground wireless communications services, December 1992 to December 1995. Mr. Harris currently serves as a director of Edison Schools Inc. and Click2learn.com, Inc. Mr. Harris received an M.B.A. from the Columbia University Graduate School of Business in 1985 and a B.A. in Economics from Rutgers University in 1982.

Jonathan G. Morgan

      Mr. Morgan, age 49, has served as the Company’s President and Chief Executive Officer since October 2002. Mr. Morgan has served as a director of the Company since the Company’s merger with CUseeMe Networks, Inc. in June 2001. Prior to the merger, Mr. Morgan served as a director of CUseeMe Networks from May 1996. From 1993 until 2001, Mr. Morgan was a Managing Director at Prudential Securities as well as a Managing Director at Prudential Volpe Technology Group, a division of Prudential Securities, which provides investment banking services to technology companies. In 2001, Mr. Morgan founded and currently is also a Managing Partner of Rostrevor Partners, LLC, a strategic consulting services company which provides services to early stage emerging growth companies. Mr. Morgan currently serves as a director and member of the audit committee of Click2learn.com, Inc. Mr. Morgan received an M.B.A. from the University of Western Ontario, London, located in Ontario, Canada.

The Board of Directors recommends

a vote IN FAVOR of each nominee.

Directors Continuing in Office Until the 2004 Annual Meeting

Ralph K. Ungermann

      Mr. Ungermann, age 61, has served as a director of the Company and as its Chairman or Executive Chairman of the Board since co-founding the Company in 1993. Mr. Ungermann has served as Executive Chairman of the Board since 2002. Mr. Ungermann served as the Company’s Chief Executive Officer and President from 1993 until January 1999 and from July 2000 until June 2001. From July 1979 to July 1993, Mr. Ungermann was Chief Executive Officer and co-founder of Ungermann-Bass, Inc., a computer networking company, now a subsidiary of Newbridge Networks Corporation. Prior to his work at Ungermann-Bass, Mr. Ungermann was the co-founder and Chief Operating Officer of Zilog, Inc., an early leader in the microprocessor industry, where he introduced the Z80 product line. Mr. Ungermann also currently serves as a director of Vertel Corporation. Mr. Ungermann received a B.S.E.E. from the University of California at Berkeley and an M.S.E.E. from the University of California at Irvine.

Norman E. Gaut, Ph.D.

      Dr. Gaut, age 65, has served as a director of the Company since October 2001. Dr. Gaut served as Chief Executive Officer and President of PictureTel Corporation, a videoconferencing solutions company, from January 1986 through September 2001, and served on PictureTel’s Board of Directors since its inception in 1984 until October 2001. He became Chairman of PictureTel’s Board of Directors in April 1987. Dr. Gaut was a member of the Massachusetts High Tech Council and Massachusetts Software Council, and is a trustee of Boston University and a Member of the Corporation at Massachusetts Institute of Technology. He also serves on the board of directors of Teloquent Corporation, Cycos AG, GeoVantage, Inc., Motiv, Inc., Meeting Point LLC, Cetacean Networks, Inc., and BGH Development LLC. Dr. Gaut holds a doctorate in planetary physics and a master’s degree in meteorology from the Massachusetts Institute of Technology. He holds a bachelor’s degree in physics from the University of California, Los Angeles.

Director Continuing in Office Until the 2005 Annual Meeting

Adam Stettner

      Mr. Stettner, age 39, has served as a director of the Company since June 2001. Prior to the Company’s merger with CUseeMe Networks, Mr. Stettner served as a director of CUseeMe Networks from March 1999. Mr. Stettner has been the managing director of the Special Situations Technology Fund, an investment fund, since April 1997. He is also the President of Stettner Consultants, Inc., a computer consulting company, that he formed in 1989. Mr. Stettner received a B.S. in Physics with a minor in Computer Science from Cornell University and an M.S. also from Cornell University.

Board Committees and Meetings

      During the fiscal year ended December 31, 2002 the Board of Directors held fourteen meetings and acted by unanimous written consent eight times. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

      The Audit Committee of our Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of our quarterly financial statements. Through October 2002, the Audit Committee consisted of Dr. Gaut and Messrs. Harris and Morgan. In October 2002, Mr. Stettner replaced Mr. Morgan on the Audit Committee. The Audit Committee currently consists of Dr. Gaut and Messrs. Harris and Stettner. The Audit Committee met six times during the fiscal year ending December 31, 2002. All members of our Audit Committee are independent, as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards. The Audit Committee has adopted an amended written Audit Committee Charter that is attached as Appendix A to these proxy materials.

      The Compensation Committee was formed to make recommendations concerning salaries and incentive compensation, award stock options to employees and consultants under our stock option plans and otherwise determine compensation levels, and perform such other functions regarding compensation as the Board of Directors may from time to time delegate. The Compensation Committee through September 2002 consisted of Dr. Gaut and Messrs. Harris and Wilmot. In September 2002, Mr. Wilmot resigned from the Board. The Compensation Committee is currently comprised of Dr. Gaut and Mr. Harris. The Compensation Committee did not meet during the fiscal year 2002. During 2002, all compensation discussions were approved unanimously by the full Board of Directors of the Company and all compensation decisions with respect to our executive officers were approved, in each case, by a majority of the Board of Directors comprised of non-employee directors, with any interested director abstaining from voting on such matters.

      The Nominating Committee was formed to evaluate, nominate and recommend individuals for membership on our Board of Directors and its various committees, and to nominate specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. Mr. Stettner is currently the sole member of the Nominating Committee. The Nominating Committee did not meet nor take any actions during the fiscal year 2002. All nominations of executive officers of the Company during fiscal year 2002 were made by the full Board of Directors.

      During the fiscal year ended December 31, 2002, each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors and operates under a written charter approved by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

      In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      The Audit Committee received from PricewaterhouseCoopers LLP written disclosure and the letter regarding its independence as required by Independence Standards Board Standard No. 1. In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its

1The material in this report is not “solicitating material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

      The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the ratification of the Company’s independent auditors.

AUDIT COMMITTEE

Norman Gaut
Edward Harris
Adam Stettner

PROPOSAL 2

AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,

AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT

Background

      The Company’s common stock has been quoted on The Nasdaq SmallCap Market under the symbol “FVCX” since the open of business on September 9, 2002. Prior to that time, the Company’s common stock was listed on The Nasdaq National Market. The Company was transferred from The Nasdaq National Market to The Nasdaq SmallCap Market because it failed to maintain a closing bid price of at least $1.00 per share for a 30 consecutive trading day period after having received notification from Nasdaq with respect to compliance with The Nasdaq National Market’s listing maintenance standards.

      In order for the Company’s common stock to continue to be quoted on the Nasdaq SmallCap Market, the Company must satisfy various listing maintenance standards established by Nasdaq. Among other things, the Company is required to have stockholders’ equity of at least $2.5 million and the Company’s common stock held by persons other than officers, directors and beneficial owners of greater than 10% of the Company’s total outstanding shares, often referred to as the public float, must have an aggregate market value of at least $1 million. Additionally, at least 300 persons must each own at least 100 shares of the Company’s common stock and the Company’s common stock must have a minimum bid price of at least $1.00 per share.

      Under Nasdaq’s listing maintenance standards, if the closing bid price of shares of the Company’s common stock is under $1.00 per share for 30 consecutive trading days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive trading days during the 180 calendar days following notification by Nasdaq, Nasdaq may delist the Company’s common stock from trading on The Nasdaq SmallCap Market. In that event, the Company’s common stock would trade on the OTC Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. These alternative markets are generally considered to be markets that are less efficient and less broad than The Nasdaq National Market or The Nasdaq SmallCap Market.

      On October 2, 2002, the Company received a letter from Nasdaq advising it that its common stock had not met The Nasdaq SmallCap Market’s minimum bid price requirement for 30 consecutive trading days and that, if the Company were unable to demonstrate compliance with this requirement for ten consecutive trading days during the 180 calendar day period ending on March 26, 2003, the Company’s common stock would be delisted from The Nasdaq SmallCap Market at that time. On March 11, 2003, the Securities and Exchange Commission approved various modifications to the bid price rules, including an additional 90-day compliance period for certain companies listed on The Nasdaq SmallCap Market that satisfy one of the core, initial listing requirements. On April 1, 2003, the Company received an additional letter from Nasdaq advising that, based on these recent modifications, it would be granted an additional 90 calendar day period within which to remedy the bid price deficiency. To demonstrate compliance with the minimum bid price requirement, the Company is required to demonstrate a closing bid price of at least $1.00 per share on or before June 30, 2003, and immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days.

      In response to these notices, the Board of Directors considered and has authorized a series of proposed amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split, at the discretion of the board pursuant to Section 242(c) of the Delaware General Corporation Law, to be implemented for the purpose of increasing the market price of the Company’s common stock above The Nasdaq SmallCap Market’s minimum bid requirement. Under these proposed amendments, each three, four, five, six, seven, eight, nine or ten outstanding shares of common stock would be combined, converted and changed into one share of common stock with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all such amendments, to be determined by the Board of Directors.

      The Board of Directors has recommended that this proposal be presented to the Company’s stockholders for approval. You are now being asked to vote upon these amendments to the Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock whereby each outstanding three, four, five, six, seven, eight, nine or ten shares would be combined, converted and changed into one share of common stock. Upon receiving stockholder approval, the Board of Directors will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of First Virtual Communications and its stockholders, whether or not to effect a reverse stock split, and if so, the number of whole shares of common stock between and including three and ten which will be combined, converted and exchanged into one share of common stock, at any time before the first anniversary of this annual meeting of stockholders.

      The Board of Directors believes that stockholder approval of a series of proposed amendments granting the board this discretion, rather than approval of a specified exchange ratio, provides the board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of First Virtual Communications and its stockholders.

      The text of the forms of proposed amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, are attached to this proxy statement as Appendices B-1 through B-8, provided however, that the text of these amendments is subject to modification to include changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors may deem necessary or advisable to effect a reverse stock split. If the Board of Directors determines to effect one of the reverse stock splits by filing one of these certificates of amendment with the Secretary of State of the State of Delaware, all other proposed amendments will be abandoned. The board may also elect not to do any reverse stock split.

      If approved by the stockholders, and following that approval, the Board of Directors determines that effecting a reverse stock split is in the best interests of First Virtual Communications and its stockholders, the reverse stock split will become effective upon filing the applicable certificate of amendment with the Secretary of State of the State of Delaware. The certificate of amendment filed with the Secretary of State of the State of Delaware will contain the number of shares selected by the board within the limits set forth in this proposal to be combined into one share of common stock.

      If the Board of Directors elects to effect a reverse stock split following stockholder approval, the number of issued and outstanding shares of common stock would be reduced in accordance with an exchange ratio determined by the Board of Directors within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the Company’s outstanding common stock immediately following the reverse stock split as the stockholder held immediately prior to the reverse stock split. The par value of the Company’s common stock would remain unchanged at $0.001 per share. The filing of the certificate of amendment would not change the number of authorized shares of the Company’s common stock.

      Stockholders should note that the effect of the reverse stock split upon the market prices for the Company’s common stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of the Company’s common stock after the reverse stock split is implemented will be three to ten times, as applicable, the prices for shares of the common stock immediately prior to the reverse stock split. Furthermore, the proposed reverse stock splits may not achieve the desired results which have been outlined above. Any reverse stock split may adversely impact the market price of the Company’s common stock and any increased price per share of the common stock immediately after the reverse stock split may not be sustained for any prolonged period of time.

      In addition to the stock price criteria, the Company must maintain compliance with all requirements for continued listing on The Nasdaq SmallCap Market. The Company may not at some point in the future meet the continued listing requirements following a reverse stock split.

Reasons for the Reverse Stock Split

      The Board of Directors believes that a reverse stock split may be desirable for a number of reasons. First, as previously described, the Board of Directors believes that a reverse stock split may allow the Company to avoid having its common stock delisted from The Nasdaq SmallCap Market. Second, the Board of Directors believes a reverse stock split could improve the marketability and liquidity of the Company’s common stock. Third, the board believes that a reverse stock split could improve the Company’s ability to raise new capital.

      As mentioned above, it is possible that, even if the Company implements a reverse stock split, it may not be able to prevent Nasdaq from delisting its common stock from The Nasdaq SmallCap Market. The Board of Directors believes however, that a reverse stock split would enhance the Company’s ability to prevent its stock from being delisted. During the period from October 2, 2002 through April 25, 2003, the closing sales price per share of the Company’s common stock ranged from a high of $0.60 to a low of $0.25. The closing sales price per share on April 25, 2003 was $0.55. There are several requirements that the Company must meet in order to maintain its listing on The Nasdaq SmallCap Market, one of which is that the Company’s common stock have a minimum market price of $1.00. As mentioned, above, the Company has been notified by Nasdaq that it has failed to maintain the $1.00 minimum bid price. Although the Company may not be able to satisfy The Nasdaq SmallCap Market minimum bid continued listing requirement in order to prevent the Company’s common stock from being delisted from The Nasdaq SmallCap Market, the Board of Directors believes that a reverse stock split will result in the market price of the Company’s common stock rising to the level necessary to satisfy the $1.00 minimum market price continued listing requirement. However, the Company’s common stock may not remain equal to or in excess of $1.00 for a substantial period of time. The market price of the Company’s common stock is based also on other factors in addition to the number of shares outstanding, including the Company’s future performance.

      The Board of Directors also believes that the increased market price of the Company’s common stock expected as a result of a reverse stock split could improve the marketability and liquidity of the Company’s common stock and encourage interest and trading in the common stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Company’s common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, it should be noted that a reverse stock split will decrease the total number of shares outstanding, which may impact the Company’s liquidity. If a reverse stock split is implemented, however, holders of fewer than 100 shares of common stock after the reverse stock split is effected may be charged brokerage fees that are proportionately higher than holders of more than 100 shares of common stock. The board is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Company’s common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

      The board of directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

      The Company may require additional sources of capital to fund its existing and future research and product development efforts and to fund continuing operations. The Company believes that an increase in per share value of the common stock, which the Company expects as a consequence of a reverse stock split, may enhance the attractiveness of the common stock for certain segments of the investing public and broaden the investor pool from which the Company might be able to obtain additional financing. For example, because of the trading volatility often associated with low-priced stocks, as a matter of policy many institutional investors are prohibited from purchasing these stocks. For the same reason, brokers often discourage their customers from purchasing these stocks. The reduction in the number of outstanding shares of common stock caused by a reverse stock split is anticipated initially to increase proportionally the per share market price of the common stock. However, because some investors may view a reverse stock split negatively in that it reduces the number of shares available in the public market, the market price of the Company’s common stock may not reflect proportionately a reverse stock split.

Board Discretion to Implement Reverse Stock Split

      The Board of Directors has considered the potential harm to the Company of a delisting from The Nasdaq SmallCap Market, and currently believes that a reverse stock split is the best way of achieving compliance with Nasdaq’s minimum bid price continued listing standard. If the reverse stock splits are approved by the stockholders of the Company, a reverse stock split will be effected, if at all, only upon a determination by the Board of Directors, at any time before the first anniversary of this annual meeting of stockholders, that one of the reverse stock splits, with the exchange ratio determined by the board as described above, is in the best interests of the Company and its stockholders at that time. This determination will be based upon certain factors, including but not limited to the then-current price of the Company’s common stock, existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect on the market price of the common stock. Notwithstanding approval of the reverse stock splits by the stockholders, the board may, in its sole discretion, abandon all of the certificates of amendment and determine not to effect any of the reverse stock splits, as permitted under Section 242(c) of the Delaware General Corporation Law.

Effects of the Reverse Stock Split on Registration and Voting Rights

      The Company’s common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. A reverse stock split would not affect the registration of the Company’s common stock under the Exchange Act. After a reverse stock split is implemented, provided the Company maintains the $1.00 minimum bid price for at least 10 consecutive trading days and satisfies the other requirements to maintain its listing, the Company’s common stock would continue to be reported on The Nasdaq SmallCap Market under the symbol “FVCX,” although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred.

      Proportionate voting rights and other rights of the holders of the Company’s common stock would not be affected by the reverse stock split, other than as a result of the payment of cash in lieu of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of the Company’s common stock immediately prior to the effective time of the reverse stock split would continue to hold 2% of the voting power of the outstanding shares of the Company’s common stock after the reverse stock split. Although the reverse stock split would not affect the rights of stockholders or any stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares, the number of authorized shares of the Company’s common stock would not be reduced and would increase significantly the ability of the Board of Directors to issue authorized and unissued shares without further stockholder action. The number of stockholders of record would not be affected by the reverse stock split, except to the extent that any stockholder holds only a fractional share interest and receives cash for that interest after the reverse stock split.

Effect of the Reverse Stock Split on the Authorized but Unissued Shares of Common Stock

      In addition, the number of authorized shares of the Company’s common stock will not change if the Company effects a reverse stock split. This will effectively increase significantly the number of authorized but unissued shares of the Company’s common stock, which will increase significantly the ability of the board to issue authorized and unissued shares without further stockholder action. The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of the Company’s common stock. At this time, the Company does not have any plans, proposals or arrangements to acquire any business or engage in any investment opportunity or otherwise to issue additional shares of the Company’s common stock, except as set forth in the Company’s report on Form 10-K for the fiscal year ended December 31, 2002. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Amended and Restated Certificate of Incorporation, as amended, or bylaws of the Company. In addition, management could issue additional shares of the Company’s common stock to resist or frustrate a proposed third-party transaction that would provide an above-market premium to stockholders and that is favored by a majority of the independent stockholders of the Company.

      The following table contains approximate information relating to our common stock under each of the proposed amendments based on share information as of April 15, 2003 (in thousands):

	Pre-Reverse
	Split	1-for-3	1-for-4	1-for-5	1-for-6	1-for-7	1-for-8	1-for-9	1-for-10

Authorized	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000
Outstanding	40,484	13,494	10,121	8,096	6,747	5,783	5,060	4,498	4,048
Reserved for future issuance pursuant to outstanding stock options*	12,350	4,116	3,087	2,470	2,058	1,764	1,543	1,372	1,235
Reserved for future issuance pursuant to Company equity plans	3,963	1,321	990	792	660	566	495	440	396
Reserved for future issuance upon conversion of outstanding Series A Preferred Stock**	4,247	1,415	1,061	849	707	606	530	471	424
Reserved for future issuance upon exercise of outstanding warrants***	9,431	3,143	2,357	1,886	1,571	1,347	1,178	1,047	943
Reserved for future issuance under private equity line of credit	3,226	1,075	806	645	537	460	403	358	322
Authorized and unreserved	26,299	75,436	81,578	85,262	87,720	89,474	90,791	91,814	92,632

*	Does not include the proposed 1,500,000 increase under Proposal 3 in the number of shares of common stock authorized for issuance under the 1997 Employee Stock Purchase Plan.

**	Does not give effect to the potential issuance of any additional shares of common stock upon conversion of the Series A Preferred Stock as a result of the anti-dilution adjustment provisions contained in the Certificate of Designation of Series A Preferred Stock of the Company as contemplated by Proposal 4.

***	Does not give effect to the issuance of any additional shares of common stock upon exercise of the Warrant issued to Vulcan Inc. in June 2000 as a result of the anti-dilution adjustment provisions contained in the warrant as contemplated by Proposal 4.

Effect of the Reverse Stock Split on Stock Options, Warrants and Par Value

      The reverse stock split would reduce the number of shares of the Company’s common stock available for issuance under the Company’s 1999 Equity Incentive Plan, or 1999 Plan, 1997 Equity Incentive Plan, or 1997 Plan, 1997 Employee Stock Purchase Plan, or 1997 ESPP, and 1997 Non-Employee Directors’ Stock Option Plan, or Directors’ Option Plan, in proportion to the exchange ratio of the reverse stock split. Prior to giving effect to a reverse stock split, the number of shares of common stock currently authorized for issuance under the 1999 Plan is 6,000,000, the number of shares of common stock currently authorized for issuance under the 1997 Plan is 5,875,000, the number of shares of common stock currently authorized for issuance under the 1997 ESPP is 1,350,000, not including the proposed 1,500,000 share increase under that plan, and the number of shares of common stock currently authorized for issuance under the Directors’ Option Plan is 1,500,000. In addition, the number of shares of common stock reserved for issuance pursuant to outstanding options assumed by the Company from CUseeMe Networks, its predecessor, and ICAST Corporation will similarly be reduced in proportion to the exchange ratio of the reverse stock split. The par value of the Company’s common stock and Preferred Stock would remain at $0.001 per share following the effective time of the reverse stock split, while the number of shares of common stock issued and outstanding would be reduced.

      The Company also has outstanding stock options and warrants to purchase shares of common stock. Under the terms of the outstanding stock options and warrants, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon exercise of the stock options and warrants in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of the outstanding stock options and warrants. In connection with the reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Effective Date

      The reverse stock split would become effective as of 5:00 p.m. Eastern time on the date of filing of the applicable certificate of amendment with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date of the reverse stock split, each three, four, five, six, seven, eight, nine or ten shares, as applicable, of common stock issued and outstanding immediately prior that effective date will be, automatically and without any action on the part of the stockholders, combined, converted and changed into one share of common stock in accordance with the ratio of the reverse stock split determined by the board within the limits set forth in this proposal.

Payment for Fractional Shares

      No fractional shares of common stock would be issued as a result of the reverse stock split. In lieu of any fractional share interest, each holder of common stock who as a result of the reverse stock split would otherwise receive a fractional share of common stock will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the Company’s common stock on the effective date of the reverse stock split as reported on The Nasdaq SmallCap Market by (ii) the number of shares of the Company’s common stock held by a holder that would otherwise have been exchanged for a fractional share interest. This amount would be issued to the holder in the form of a check in accordance with the exchange procedures outlined under “Exchange of Stock Certificates” below. Holders of as many as nine shares (if the Company were to implement a 10-for-1 reverse stock split) of the Company’s common stock would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the reverse stock split. The exact number of stockholders that would be eliminated as a result of the payment of fractional shares in lieu of the issuance of any fractional share interests will depend on the reverse stock split ratio and the number of stockholders that hold a number of shares less than the reverse stock split ratio. As of April 15, 2003, there were approximately 398 stockholders of record of our common stock. As a result of a reverse stock split assuming the maximum reverse stock split ratio of 10-for-1, we estimate that cashing out fractional stockholders could potentially reduce that number of stockholders of record to 370.

Exchange of Stock Certificates

      Shortly after the effective date of the reverse stock split, each holder of an outstanding certificate theretofore representing shares of the Company’s common stock will receive from Computershare Trust Company, as the Company’s exchange agent for the reverse stock split, instructions for the surrender of the certificate to the exchange agent. The instructions will include a form of transmittal letter to be completed and returned to the exchange agent. As soon as practicable after the surrender to the exchange agent of any certificate which prior to the reverse stock split represented shares of the Company’s common stock, together with a duly executed transmittal letter and any other documents the exchange agent may specify, the exchange agent shall deliver to the person in whose name the certificate had been issued certificates registered in the name of that person representing the number of full shares of common stock into which the shares of common stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share interest. Each certificate representing shares of common stock issued in connection with the reverse stock split will continue to bear any legends restricting the transfer of the shares that were borne by the surrendered certificates representing the shares of common stock. Until surrendered as contemplated herein, each certificate which immediately prior to the reverse stock split represented any shares of common stock shall be deemed at and after the reverse stock split to represent the number of full shares of common stock contemplated by the preceding sentence.

      No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate which prior to approval of the reverse stock split represented any shares of common stock, except that if any certificates of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it shall be a condition of the issuance that (i) the person requesting the issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of the certificate, if any) or establish to the satisfaction of the Company that the taxes have been paid or are not payable, (ii) the transfer shall comply with all applicable federal and state securities laws, and (iii) the surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No Appraisal Rights

      Under Delaware law, stockholders of the Company are not entitled to appraisal rights with respect to the reverse stock split.

Accounting Consequences

      The par value per share of the Company’s common stock would remain unchanged at $0.001 per share after the reverse stock split. On the effective date of the reverse stock split, the stated capital on the Company’s balance sheet attributable to common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in-capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of the Company’s common stock outstanding. The Company does not anticipate that any other accounting consequences would arise as result of the reverse stock split.

Material Federal U.S. Income Tax Consequences of the Effective Reverse Stock Split

      The following is a summary of the material income tax considerations of the reverse stock split. It addresses only stockholders who hold the pre-reverse stock split shares and post-reverse stock split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse stock split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse stock split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended, referred to below as the Code, stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, the Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult his or her tax advisor as to his or her own situation.

      The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse stock split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefore, excluding any portion of the holder’s basis allocated to fractional shares, and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged.

      A holder of the pre-reverse stock split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse stock split shares allocated to the fractional share interest and the cash received. This gain or loss will be a capital gain or loss and will be short term if the pre-reverse stock split shares were held for one year or less and long term if held more than one year.

      No gain or loss will be recognized by the Company as a result of the reverse stock split.

Required Vote

      The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Series A Preferred Stock, voting together on an as converted to common stock basis, will be required to approve the reverse stock splits and the certificates of amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended. As a result, abstentions will have the same effect as negative votes. Broker non-votes will have no effect.

The Board unanimously recommends a vote IN FAVOR of Proposal 2.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO THE 1997
EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

      In October 1997, the Board of Directors adopted, and the stockholders subsequently approved, the Company’s 1997 Employee Stock Purchase Plan (the “Purchase Plan”). As a result of an amendment in 1999, there were 1,350,000 shares of Common Stock reserved for issuance under the Purchase Plan.

      Since the inception of the Purchase Plan through April 2003, 1,040,625 shares have been issued under the Purchase Plan. Only 309,375 shares of Common Stock (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remain available for future issuance under the Purchase Plan.

      In April 2003, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan from a total of 1,350,000 shares to a total of 2,850,000 shares, an increase of 1,500,000 shares. The Board of Directors adopted this amendment to ensure that the Company can continue to grant purchase rights at levels determined appropriate by the Board of Directors.

      During the last fiscal year, no shares were purchased under the Purchase Plan by executive officers.

      A total of 367,415 shares were purchased by all employees as a group, at a weighted average purchase price of $.33 per share.

      Stockholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares of our common stock and Series A Preferred Stock, voting together on an as converted to common stock basis, present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended.

The Board of Directors recommends a vote IN FAVOR of Proposal 3.

      The essential features of the Purchase Plan, as amended, are outlined below:

Purpose

      The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase common stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company’s approximately 125 employees (except employees who customarily work fewer than either 20 hours per week or five months per calendar year) are eligible to participate in the Purchase Plan.

      The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

      The Board of Directors administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board of Directors has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase common stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

      The Board of Directors has the power to delegate administration of the Purchase Plan to a committee comprised of members of the Board of Directors. As used herein with respect to the Purchase Plan, the “Board” refers to the Compensation Committee as well as to the Board of Directors itself.

Stock Subject to Purchase Plan

      Subject to stockholder approval this Proposal 3, an aggregate of 2,850,000 shares of common stock will be authorized for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Purchase Plan.

Offerings

      The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The maximum length for an offering under the Purchase Plan is 27 months. Generally, each offering period is 24 months long and is divided into four shorter “purchase periods,” each approximately six months long. If the price of the Company’s common stock is lower at the end of the purchase period than its price at the beginning of the offering, then that offering terminates after purchase of common stock thereunder, and a new 24-month offering commences, subject to the availability of sufficient shares of common stock under the Purchase Plan at the beginning of the offering period.

Eligibility

      Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by the Company or the designated parent or subsidiary corporation for such continuous period preceding the first day of the offering that the Board may require (but in no event will the required period of continuous employment be equal to or greater than two years). Officers of the Company who are “highly compensated” as defined in the Code are not eligible to participate in the Purchase Plan.

      However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates.

Participation in the Plan

      Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board of Directors as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees’ total compensation during the offering.

Purchase Price

      The purchase price per share at which shares of common stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on first day of the offering or (ii) 85% of the fair market value of a share of common stock on the last day of the offering.

Payment of Purchase Price; Payroll Deductions

      The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may increase, reduce or terminate his or her payroll deductions as the Board of Directors provides in the offering. The Board has provided in the current offering that a participant may not increase the percentage of payroll deductions after the beginning of any purchase period, except to take effect with the next purchase period. Further, the current offering provides that in the case of an employee who first becomes eligible to participate in the current offering after its commencement, such employee can commence participating as of the date following the end of the current purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

Purchase of Stock

      By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. The current offering under the Purchase Plan does not specify these per employee or per offering limits. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of common stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering at the applicable price. See “Withdrawal” below.

Withdrawal

      While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. A withdrawal may be elected at any time up to ten days prior to the end of the applicable offering.

      Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering. The employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Eligibility

      Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s eligibility for any reason, and the Company will distribute to the employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

      Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Adjustment Provisions

      Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the type(s), class(es) and number of shares of common stock subject to the Purchase Plan and to outstanding purchase rights. In that event, the Purchase Plan will be appropriately adjusted in the type(s), class(es) and maximum number of shares subject to the Purchase Plan and the outstanding purchase rights granted under the Purchase Plan will be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such purchase rights.

Effect of Certain Corporate Transactions

      In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Purchase Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase common stock immediately prior to the transaction described above and the participants’ rights under the ongoing offering terminate.

Duration, Amendment and Termination

      The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will effectively terminate (be suspended) when all shares reserved for sale under the Purchase Plan have been sold. In any event, the Purchase Plan will terminate on October 22, 2007.

      The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment is necessary for the Purchase Plan to satisfy Sections 423 of the Code or other applicable laws and regulations or would (i) increase the number of shares of common stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act.

      Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

Federal Income Tax Information

      Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

      A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

      If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

      If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

      There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2002.

Equity Compensation Plan Information

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-average	Issuance Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	5,409,734	$2.98	910,689
Equity compensation plans not approved by security holders	6,231,006	$2.353	1,747,442

Total	11,640,740	$2.56	2,658,131

1999 Equity Incentive Plan

      Our 1999 Equity incentive Plan, which was in effect as of December 31, 2002, was adopted without the approval of our stockholders.

      In April 1999, the Board of Directors approved the 1999 Equity Incentive Plan, or the 1999 Plan. Under the 1999 Plan, as amended through January 2001, an aggregate of 6,000,000 shares of common stock are authorized to be issued pursuant to stock awards. As of December 31, 2002, 825,578 shares of common stock pursuant to awards under the 1999 Plan were available for future grant.

      The 1999 Plan provides for the grant of nonqualified stock options, stock purchase awards and stock bonuses to selected employees and consultants, other than directors and officers of the Company. Options granted under the 1999 Plan are for periods not to exceed ten years, and must be issued at prices not less than 85% of the fair market value of the stock on the date of grant. Options granted under the 1999 Plan are exercisable at such time and under such conditions as determined by the Board of Directors, and generally vest over four years.

      Restricted stock purchase awards under the 1999 Plan are to be issued at a price determined by the Board of Directors. Restricted stock purchase awards may be accompanied by a repurchase option in favor of the Company in accordance with a vesting schedule and at a price determined by the Board of Directors. Shares subject to stock awards that have expired or otherwise terminated shall again become available for the grant of awards under the 1999 Plan. As of December 31, 2002, no unvested shares of common stock were subject to repurchase by the Company under the 1999 Plan.

      Under the 1999 Plan, our Board of Directors has the authority to effect the repricing of any outstanding options under the 1999 Plan or offer employees the opportunity to replace outstanding higher priced options with new repriced options. If any change is made in the stock subject to the 1999 Plan or subject to any stock award granted under the 1999 Plan through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, change in corporate structure or other specified transactions, the outstanding stock awards will be appropriately adjusted as to the type(s) and the maximum number of securities subject to the 1999 Plan, the maximum number of securities which may be granted to any person in a particular calendar year and the type(s), number of securities and price per share of stock subject to such outstanding stock awards, as determined by our Board of Directors.

      In the event of a dissolution, liquidation, sale of substantially all of our assets, specified type of merger or other specified corporate transactions involving us, then any surviving corporation must assume any stock awards outstanding under the 1999 Plan or substitute similar stock awards for those outstanding, or the stock awards will continue in full force and effect. In the event any surviving corporation refuses to assume or continue such stock awards, or to substitute similar stock awards for those outstanding under the 1999 Plan, then the stock awards will be terminated if not exercised prior to such event.

PROPOSAL 4

POTENTIAL ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK PURSUANT TO

CERTAIN ANTI-DILUTION PROTECTIONS AFFORDED TO VULCAN INC.

Background

      In June 2000, the Company issued 27,437 shares of Series A Preferred Stock in a private placement to Vulcan Inc., formerly Vulcan Ventures Inc. (“Vulcan”) for an aggregate purchase price of $27,437,000. The initial conversion price of the Series A Preferred Stock was $8.00 per share and the shares of Series A Preferred Stock were initially convertible into 3,429,625 shares of the Company’s common stock. The fair market value of the Company’s common stock on the date of the closing of the Vulcan private placement transaction (based on Nasdaq rules) was $6.35 per share. As a result of anti-dilution adjustments since June 2000, the conversion price of the Series A Preferred Stock is currently $6.46 per share and the shares of Series A Preferred Stock are currently convertible into 4,247,214 shares of common stock of the Company, subject to certain anti-dilution protections set forth in the Certificate of Designation of Series A Convertible Preferred Stock. In connection with the Vulcan private placement transaction in June 2000, the Company also issued to Vulcan a warrant with a term of five years to purchase up to 850,000 shares of common stock at an initial exercise price per share of $7.00, and provided Vulcan with anti-dilution protection under the warrant. As a result of anti-dilution adjustments since June 2000, the warrant is currently exercisable for 892,591 shares of the Company’s common stock at an exercise price per share of $6.67.

      In connection with the Vulcan private placement transaction, the Company entered into a registration rights agreement granting Vulcan demand, piggy-back and S-3 registration rights to register any shares of the Company’s common stock issuable to Vulcan upon conversion of the Series A Preferred Stock and/or issuable upon exercise of the Vulcan warrant. Copies of the registration rights agreement, the stock purchase agreement, the Certificate of Designation of Series A Convertible Preferred Stock of the Company and the Vulcan warrant that were executed in connection with the Vulcan private placement transaction were filed by the Company as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, which Quarterly Report was filed on August 14, 2000.

      Under the terms of the private placement with Vulcan in June 2000, the Company agreed to use its commercially reasonable efforts to obtain stockholder approval of the Vulcan private placement transaction in the event stockholder approval was required by the rules of the National Association of Securities Dealers, or NASD, in connection with a subsequent transaction that would result in a potential adjustment to the conversion price of the Series A Preferred Stock and/or the exercise price of the warrant issued to Vulcan. In April 2003, the Company entered into several transactions that require the Company to solicit approval of the Vulcan private placement transaction and the potential issuance of additional shares of the Company’s common stock upon conversion of the outstanding shares of Series A Preferred Stock or upon exercise of the Vulcan warrant, to give effect to further adjustments of the conversion price of the Series A Preferred Stock and the exercise price of the warrant issued to Vulcan.

      In April 2003, the Company entered into a private equity line financing agreement with Ralph Ungermann, the Company’s Executive Chairman of the Board, under which the Company may require Mr. Ungermann to purchase up to $1 million of the Company’s common stock at a purchase price of $0.31 per share under an equity line of credit agreement during the period from April 14, 2003 through April 13, 2004. The Company may draw down funds under the private equity line financing up to four times during the 12-month term of the agreement, with each drawdown for a minimum of $250,000. Common stock sold to Mr. Ungermann pursuant to this agreement will be issued on a private placement basis pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. As an inducement for Mr. Ungermann to enter into this equity line of credit agreement, the Company agreed to issue to Mr. Ungermann a warrant to purchase up to 300,000 shares of the Company’s common stock at an exercise price of $0.38 per share, 125% of the fair market value of the Company’s common stock as measured on April 14, 2003. The warrant has a five year term and is immediately exercisable. The Company has agreed to provide registration rights with respect to the shares of the Company’s common stock issued under the equity line of financing agreement and issued upon exercise of the warrant issued to Mr. Ungermann. The warrant does not contain anti-dilution adjustment provisions, other than standard provisions in connection with stock splits, dividends and the like.

      In addition, in April 2003, the Company signed an agreement with its landlord to terminate the lease of its 48,000 square foot Santa Clara, California headquarters facility and concurrently executed a new lease for approximately 19,700 square feet of space in Redwood City, California. For the period May through December 2003 lease payments under the new lease will total approximately $452,000, compared to $1.0 million for the same period under the terms of the prior lease. For the five-year period from January 2004 through December 2008, payments under the new lease will aggregate approximately $3.7 million, compared to $8.2 million that would have been paid under the prior lease. As compensation for the early termination of the lease, the Company agreed to issue warrants to the lessor for the purchase of up to two million shares of the Company’s common stock. The warrants have a five-year life and an exercise price of $0.27 per share, the fair market value on the date the parties reached agreement, and are immediately exercisable.

      In April 2003, the Company entered into a term loan facility agreement with Silicon Valley Bank, which allows the Company to borrow up to $3.0 million at any time prior to December 31, 2003. Funds drawn under the facility will be recorded as a term loan fully amortized over a three-year period with an interest rate equal to the bank’s prime rate plus 2.25%, with a floor at 6.5%. The Company paid a $22,500 commitment fee at the closing and is subject to a commitment fee of 0.25% per annum on any unused borrowings. The term loan will be secured by all of the Company’s assets, including intellectual property rights, and requires that the Company maintain cash deposits at the bank of not less than $2.9 million and adhere to a liquidity covenant. The liquidity covenant stipulates that the sum of (i) the amount of the Company’s unrestricted cash on deposit in the bank, plus (ii) the Company’s eligible accounts receivable divided by (iii) the amount outstanding under the term loan facility be at all times equal to 2.0 or higher. The liquidity covenant is only applicable if the loan is drawn down. In connection with the term loan facility, the Company agreed to issue a warrant to Silicon Valley Bank to purchase up to 281,250 shares of the Company’s common stock at an exercise price of $0.32 per share. The warrant has a five year term and is immediately exercisable.

      The issuance of the warrant and any shares of common stock to Mr. Ungermann in connection with the private equity financing transaction, the issuance of the warrants to the Company’s landlord in connection with the early termination of its lease and the issuance of the warrant to Silicon Valley Bank in connection with the Company’s new term loan facility triggers the anti-dilution adjustment provisions contained in the Certificate of Designation of Series A Convertible Preferred Stock and/or in the warrant issued to Vulcan. These issuances will result, subject to obtaining the requisite stockholder approval contemplated by this Proposal 4, in a further adjustment to the conversion price of the Series A Preferred Stock, a further increase in the number of shares of our common stock issuable to Vulcan upon conversion of the Series A Preferred Stock, a further adjustment of the exercise price of the warrant issued to Vulcan and a further increase in the number of shares of our common stock issuable upon exercise of Vulcan’s warrant.

      As a result of these issuances, if the Company’s stockholder’s approve the potential issuance of the additional shares of the Company’s common stock to Vulcan as contemplated by this Proposal 4, the maximum adjustment of the conversion price of the Series A Preferred Stock, assuming the issuance of shares under the equity line of credit with Mr. Ungermann, would be a decrease from $6.46 per share to $6.05 per share, which conversion price is below the market value of our common stock (based on Nasdaq rules) on the date we closed the Vulcan private placement transaction on June 8, 2000. After giving effect to this maximum potential decrease in the conversion price, the outstanding shares of our Series A Preferred Stock will be convertible into 4,535,041 shares of our common stock. With respect to the Vulcan warrant, if the Company’s stockholder’s approve the potential issuance of the additional shares of the Company’s common stock contemplated by this Proposal 4, assuming the issuance of shares under the equity line of credit with Mr. Ungermann, the exercise price per share under the warrant would be decreased from $6.67 to $6.24 and the number of shares of our common stock issuable upon exercise of the warrant would increase from 892,591 shares to 954,100 shares. We refer to these anti-dilution adjustments resulting from the issuance of the above described April 2003 warrants and the potential adjustments resulting from the potential issuance of shares under the private equity financing agreement with Mr. Ungermann, collectively, as the “Anti-dilution Adjustments”.

      If the stockholders approve this Proposal 4, as a result of the maximum Anti-dilution Adjustments described above, Vulcan could beneficially own up to an aggregate of 5,684,641 shares of the Company’s common stock (assuming the conversion of the Series A Preferred Stock and the exercise of the Vulcan warrant), representing approximately 12% of the outstanding shares of the Company’s common stock (assuming the conversion of the Series A Preferred Stock and the exercise of the Vulcan warrant), based on 40,483,594 outstanding shares of the Company’s common stock on March 28, 2003.

Reasons for Soliciting Stockholder Approval

      The approval of the Vulcan private placement transaction by our stockholders is necessary to give effect to the Anti-dilution Adjustments because the NASD rules applicable to companies whose securities are traded on The Nasdaq SmallCap Market require stockholder approval of certain specified transactions. Companies listed on the Nasdaq Small Cap Market are required to comply with NASD rules with respect to the listing of additional shares with Nasdaq. Section 4350(i) of the NASD Manual requires Nasdaq listed companies to obtain stockholder approval prior to the issuance or potential issuance of “common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock” (the “20% Rule”). Prior to the June 2000 Vulcan private placement transaction, the Company had 17,151,757 shares of Common Stock outstanding. The number of shares of common stock into which the Series A Preferred Stock issued to Vulcan pursuant to the terms of the Vulcan private placement transaction was convertible and the number of shares of common stock for which the warrant issued to Vulcan was exercisable constituted more than 20% of the Company’s outstanding common stock as of the closing of the Vulcan private placement transaction in June 2000. However, because the conversion price for the shares of common stock into which the Series A Preferred Stock was convertible and the exercise price for the Vulcan warrant were both above the book value and the market value of the Company’s common stock (based on Nasdaq rules) on that date, the Company was not required by the rules of the NASD to seek stockholder approval of the Vulcan private placement transaction in June 2000.

      Without giving effect to the Anti-dilution Adjustments, the outstanding shares of Series A Preferred Stock currently are convertible into, and the Vulcan warrant currently is exercisable for, an aggregate of 5,097,214 shares of the Company’s Common Stock, which constitutes 29.7% of the outstanding shares the Company’s common stock as of the closing of the Vulcan private placement transaction on June 8, 2000. Without giving effect to the anti-dilution adjustments, the current conversion price of the Series A Preferred Stock and the exercise price of the Vulcan warrant are greater than the book value and market value of the stock (as defined by Nasdaq) on the date of the closing of the Vulcan private placement. However, the Anti-Dilution Adjustments set forth in this Proposal 4 will trigger the 20% Rule because, after giving effect to the Anti-dilution Adjustments, the conversion price of the Series A Preferred will be below the “market value” of the Company’s common stock on the date of closing of the Vulcan private placement and the aggregate number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Vulcan warrant will exceed 20% of the outstanding shares the Company’s common stock as of the closing of the Vulcan private placement transaction in June 2000.

      Under the terms of the Vulcan private placement transaction, the Company agreed to use its commercially reasonable efforts to obtain stockholder approval in the event such stockholder approval was required by the NASD rules as soon as reasonably practicable in connection with a transaction or transactions such as those that are described above to give effect to the Anti-dilution Adjustments.

      Accordingly, the Board of Directors is requesting that the holders of a majority of the outstanding shares of our common stock and Series A Preferred Stock, voting together on an as converted to common stock basis, approve the Vulcan private placement transaction and the potential issuance by the Company of additional shares of our common stock upon conversion of outstanding shares of our Series A Preferred Stock and upon exercise of an outstanding warrant issued to Vulcan in June 2000 as a result of anti-dilution adjustment provisions contained within the Company’s Certificate of Designation of Series A Preferred Stock and the Vulcan warrant, as required by the rules of the NASD and the terms of the Vulcan private placement transaction.

      Absent a stockholder vote in favor of this Proposal 4, the Company will not be permitted to make the Anti-dilution Adjustments to the conversion price of the Series A Preferred Stock or the exercise price of the Vulcan warrant resulting from the issuance of the warrant to Mr. Ungermann in connection with the private equity financing transaction, the issuance of the warrants to the Company’s landlord in connection with the early termination of its lease and the issuance of the warrant to Silicon Valley Bank in connection with the Company’s new term loan facility, or the potential issuance of up to 3,225,806 shares of our common stock to Mr. Ungermann under the private equity financing agreement.

      A vote in favor of this Proposal 4 will authorize the Company to make the Anti-dilution Adjustments to the conversion price of the Series A Preferred Stock and the exercise price of the Vulcan warrant resulting from the issuance of the warrant to Mr. Ungermann in connection with the private equity financing transaction, the issuance of the warrants to the Company’s landlord in connection with the early termination of its lease, the issuance of the warrant to Silicon Valley Bank in connection with the Company’s new term loan facility, and following the issuance of any of our common stock to Mr. Ungermann under the private equity financing agreement, although such issuances would otherwise exceed the 20% threshold or result in a conversion price or exercise price below the market value of the Company’s Common Stock on the date of the closing of the Vulcan private placement transaction in June 2000.

Board Recommendation

      In accordance with the terms of the Vulcan private placement transaction, the Board of Directors recommends the approval of the Vulcan private placement transaction and the other matters described in this Proposal 4.

Required Vote

      The affirmative vote of the holders of a majority of shares of our common stock and Series A Preferred Stock, voting together on an as converted to common stock basis, present and entitled to vote in person or by proxy, voting together as a single class, will be required to approve this Proposal 4. As a result, abstentions will have the same effect as negative votes. Broker non-votes will have no effect.

The Board unanimously recommends a vote IN FAVOR of Proposal 4.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on this Proposal 5 and will have the same effect as votes cast “Against” the ratification of the selection of PricewaterhouseCoopers LLP. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Auditors’ Fees

      Audit Fees. During the fiscal years ended December 31, 2002 and December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements, reviews of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q and statutory and regulatory filings or engagements for the review of the Company’s interim financial statements were $368,000 and $311,000, respectively.

      Audit Related Fees. During the fiscal years ended December 31, 2002 and 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for audit-related services were $72,000 and $0, respectively.

      Tax Fees. During the fiscal years ended December 31, 2002 and 2001, there were no fees billed by PricewaterhouseCoopers for professional services rendered for tax compliance, tax advice or tax planning.

      All Other Fees. During the fiscal years ended December 31, 2002 and 2001 there were no fees billed by PricewaterhouseCoopers LLP for other services.

      The Audit Committee has determined that the rendering of all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor’s independence. During the fiscal years ended December 31, 2002 and 2001, none of the hours expended on the Company’s financial audit by PricewaterhouseCoopers LLP were provided by persons other than PricewaterhouseCoopers LLP’s full-time permanent employees. The charter of the Audit Committee outlines the policies and procedures concerning pre-approval of audit or non-audit services.

The Board of Directors recommends a vote IN FAVOR of Proposal 5.

EXECUTIVE OFFICERS

      The executive officers of the Company and their ages as of April 29, 2003 are as follows:

Name	Age	Position

Ralph K. Ungermann	61	Executive Chairman of the Board
Jonathan J. Morgan	49	President and Chief Executive Office
Truman Cole	61	Vice President and Chief Financial Officer
Robert Romano	47	Vice President, Marketing
Frank Kaplan	48	Vice President, Worldwide Sales
David Bundy	44	Chief Technology Officer
Frederik Strecker	32	Vice President, Engineering
Julia Schloss	32	Vice President and General Counsel

      Biographical information about Messrs. Ungermann and Morgan is set forth under Proposal 1 above.

      Mr. Cole rejoined the Company as Chief Financial Officer in December 2002. Mr. Cole previously served as the Chief Financial Officer of the Company from July 1999 to October 2000. From October 2000 to December 2002, he was the Chief Financial Officer at Fitme.com, a software company. From November 1997 to July 1999, he was the Vice President and Chief Financial Officer at NetSchools Corporation, a privately held Silicon Valley firm specializing in technology solutions for K-12 schools. From February 1994 to May 1997, Mr. Cole served as Chief Financial Officer of Network Peripherals, a networking company. Mr. Cole holds a Bachelor of Science degree in Mathematics from the University of Michigan and a Master of Business Administration degree from Santa Clara University.

      Mr. Romano commenced his employment with the Company as Executive Vice President, Strategic Alliances in October 2001. In January 2002, he became Vice President, Marketing of the Company. Prior to his employment with the Company, Mr. Romano served as President of VCON, Inc., a U.S. subsidiary of an Israeli-based video conferencing company, from August 1998 until July 2001. Prior to that, he served as Vice President and General Manager of VTEL Corporation, a video-conferencing technology company, from January 1995 until August 1998. Mr. Romano holds a Bachelor of Arts degree in Business Administration/Accounting from the University of Washington.

      Mr. Kaplan commenced his employment with the Company as Vice President of Worldwide Sales in December 2002. Prior to his employment with the Company, Mr. Kaplan served as Vice President of Worldwide Sales of Matrix Net Systems from January 2001 until November 2002. From April 1999 until January 2001, Mr. Kaplan was the Vice President of Sales at TANTAU Software. He also held the position of Vice President of Sales and Marketing at Vtel Corporation from 1995 to 1999. Mr. Kaplan holds a Bachelor of Arts degree in Journalism from Ohio University and a Masters in Sports Administration degree from Ohio State University.

      Mr. Bundy has served as Chief Technology Officer of the Company since July 1998 and as Vice President of Engineering of White Pine from January 1994 to July 1998. Mr. Bundy was the Vice President and Principal Engineer of White Pine (then known as Visual International, Inc.) from August 1993 to December 1993 and Vice President and Principal Engineer of Visual T.I., Inc. from September 1991 until it merged into Visual International, Inc. in August 1993. Mr. Bundy holds a Bachelors of Science degree in Engineering from John Hopkins University.

      Mr. Strecker joined the Company in June 1999 as Director of Video Services and became the Company’s Vice President, Engineering in January 2003. Mr. Strecker has fifteen years of networking industry experience in the areas of video, IP, Ethernet, LAN, WAN, real-time systems, video and voice. Prior to joining the Company, Mr. Strecker worked at FORE Systems as Product Line Manager from January 1997 to May 1999 where he was responsible for setting the strategy of IP voice telephony and video applications for FORE

Systems’ service provider and enterprise business units. Mr. Strecker holds a Bachelor of Science degree in Computer Science and Mathematics from the University of Pretoria, South Africa.

      Ms. Schloss commenced her employment with the Company in December 2000 as Director of Treasury and Legal Services. In November 2002, she became Vice President and General Counsel of the Company. Prior to joining the Company, Ms. Schloss worked in the areas of international transactions and taxation at International Business Machines from June 1997 to April 2000 and at Cisco Systems, Inc. from May 2000 to December 2000. Ms. Schloss holds a Bachelors of Arts degree in Economics from the University of California, Berkeley, a Juris Doctor degree from Pepperdine University School of Law and a Master of Business Administration degree from Carnegie Mellon University Graduate School of Business.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 28, 2003 by

•	all those known by the Company to be the beneficial owner of more than 5% of the Company’s common stock;

•	each director;

•	the Company’s chief executive officer and seven other most highly compensated executive officers at December 31, 2002; and

•	all directors and executive officers as a group.

Beneficial Ownership(2)

	Number of	Percent
Beneficial Owner(1)	Shares	of Total

Entities Affiliated with Special Situations Fund(3)	8,928,714	21%
153 E. 53rd Street 55th Floor New York, NY 10022
Vulcan Inc.(4)	5,335,305	11%
505 Fifth Avenue South Seattle, WA 98104
Ralph Ungermann(5)	2,910,145	7%
Edward Harris(6)	187,540	*
Adam Stettner(7)	1,604,656	4%
Norman Gaut(8)	513,082	*
Truman Cole(9)	3,173	*
Frank Kaplan(10)	—	—
Julia Schloss(11)	29,154	*
Frederik Strecker(12)	168,254	*
Jonathan Morgan(13)	272,649	*
Jeffery Krampf(14)	—	—
Robert Romano(15)	124,999	*
David Bundy(16)	209,430	*
Timothy Rogers(17)	—	—
Killko Caballero (18)	—	—
All directors and executive officers as a group (14 persons)(19)	6,218,582	13%

*	Less than one percent.

(1)	Unless otherwise noted in the table, the address for the Company’s executive officers and directors is: c/o First Virtual Communications, Inc., 3200 Bridge Parkway, Suite 202, Redwood City, CA 94065.

(2)	This table is based upon information supplied by officers, directors, principal stockholders and Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options, warrants and other rights to acquire shares of our common stock that were exercisable within 60 days of March 28, 2003. Percentage of beneficial ownership is based on 40,483,594 shares of common stock outstanding as of March 28, 2003. In computing the number and percentage of shares beneficially owned by each stockholder identified in the table, shares of common stock subject to options, warrants and other rights to acquire shares of our common stock that were exercisable on March 28, 2003 or exercisable within 60 days of March 28, 2003 by such stockholder are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other stockholder.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(3)	Includes 4,411,164 shares of common stock held by Special Situations Fund III, L.P. (“SSF III”) and 1,250,000 shares of common stock issuable upon exercise of a warrant held by SSF III; 1,445,028 shares held by Special Situations Cayman Fund, L.P. (“SSCF”) and 416,700 shares of common stock issuable upon exercise of a warrant held by SSCF; and 989,172 shares held by Special Situations Technology Fund, L.P. (“SSTF”), a fund for which Adam Stettner, a member of the Company’s Board, serves as the managing director, and 416,650 shares of common stock issuable upon exercise of a warrant held by SSTF. Austin W. Marxe and David Greenhouse, who serve as officers, directors and members or principal shareholders of the investment advisors to the funds, claim sole voting and dispositive powers for all 8,928,714 shares.

(4)	Includes 892,591 shares of common stock issuable upon exercise of a warrant held by Vulcan, Inc. and 4,247,214 shares of common stock issuable upon conversion of shares of Series A Preferred Stock held by Vulcan, Inc.

(5)	Includes 379,094 shares of common stock issuable upon exercise of warrants held by Mr. Ungermann; 2,174,577 shares of common stock held in the name of Ralph Ungermann, Trustee or Successor Trustee of the Ralph K. Ungermann Living Trust U/ A/ D May 18, 1988, as amended; and 356,474 shares Mr. Ungermann has the right to acquire pursuant to outstanding options exercisable within 60 days of March 28, 2003.

(6)	Includes 187,540 shares of common stock that Mr. Harris has the right to acquire pursuant to outstanding options exercisable within 60 days of March 28, 2003.

(7)	Includes 989,172 shares held by SSTF, 416,650 shares of common stock issuable upon exercise of a warrant held by SSTF and 198,834 shares of common stock that Mr. Stettner has the right to acquire pursuant to outstanding options exercisable within 60 days of March 28, 2003. The shares deemed to be beneficially owned by Mr. Stettner exclude the shares described in note three above for SSF III and SSCF, for which Mr. Stettner disclaims beneficial ownership except to the extent of his pecuniary interest therein, if any.

(8)	Includes 104,167 shares of common stock issuable upon exercise of a warrant held by Mr. Gaut and 93,465 shares of common stock that Mr. Gaut has the right to acquire pursuant to outstanding options exercisable within 60 days of March 28, 2003.

(9)	Mr. Cole rejoined the Company as Chief Financial Officer in December 2002.

(10)	Mr. Kaplan joined the Company as Vice President of Worldwide Sales in December 2002.

(11)	Includes 29,154 shares of common stock that Ms. Schloss has the right to acquire pursuant to outstanding options exercisable within 60 days of March 28, 2003.

(12)	Includes 162,130 shares of common stock that Mr. Strecker has the right to acquire pursuant to outstanding options exercisable within 60 days of March 28, 2003.

(13)	Includes 272,649 shares of common stock that Mr. Morgan has the right to acquire pursuant to outstanding options exercisable within 60 days of March 28, 2003.

(14)	Mr. Krampf’s services as an employee of the Company ended in January 2003.

(15)	Includes 124,999 shares of common stock that Mr. Romano has the right to acquire pursuant to outstanding options exercisable within 60 days of March 28, 2003.

(16)	Includes 209,430 shares of common stock that Mr. Bundy has the right to acquire pursuant to outstanding options exercisable within 60 days of March 28, 2003.

(17)	Mr. Rogers’ services as an employee of the Company ended in December 2002.

(18)	Mr. Caballero’s services as an employee of the Company ended in October 2002.

(19)	Includes shares described in the notes above, as applicable, which the executive officers and directors of the Company have the right to acquire within 60 days of March 28, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Mr. Ungermann and one report, covering an aggregate of four transactions, was filed late by Mr. Gaut.

EXECUTIVE COMPENSATION

Compensation of Directors

      The Company does not currently provide cash compensation to directors for services in their capacity as a director, but does reimburse directors for certain expenses in connection with attendance at board and committee meetings. The Company may decide to compensate non-employee directors in the future.

      All of the Company’s non-employee directors are entitled to receive non-discretionary annual stock option grants under the 1997 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). Under the Directors’ Plan, each non-employee director who is first elected to the Board after the adoption of the plan is automatically granted an option to purchase 40,000 shares of Common Stock. Each non-employee director is additionally granted an option to purchase 40,000 shares of Common Stock on each anniversary of the director’s original grant under the Directors’ Plan. In addition, each non-employee director serving on the Audit, Compensation or Nominating Committees of the Board, is granted an option under the Directors’ Plan to purchase 25,000 shares, 15,000 shares and 15,000 shares, respectively of Common Stock upon the director’s appointment to the committee and on each anniversary of such director’s original grant upon joining such committee, so long as the director is not then an employee of the Company, has continuously served on the committee during such time and is a member of the committee at the time of grant. Options granted under the Directors’ Plan are granted at the fair market value of the Common Stock on the date of grant. Options granted to non-employee directors under the Directors’ Plan currently have a ten-year term and become exercisable on a daily ratable basis over a one year period from the date of grant.

      During the year ended December 31, 2002, pursuant to the terms of the Directors’ Plan, Messrs. Gaut, Harris, Morgan and Stettner were each granted 40,000 shares of common stock on the anniversary of their respective original option grant under the Directors’ Plan at an exercise price per share of $0.35, $0.42, $0.55, and $0.55, respectively, in each case, the fair market value on the date of grant. In addition, for his services on the Audit Committee of the Board of Directors, Mr. Gaut was granted an option to purchase 25,000 shares of common stock under the Directors’ Plan at an exercise price per share of $0.35. Mr. Harris was granted an option to purchase 40,000 shares of common stock under the Directors’ Plan at an exercise price per share of $0.79 for his services on the Audit and Compensation Committees of the Board of Directors. Mr. Morgan was granted an option to purchase 25,000 shares of common stock under the Directors’ Plan at an exercise price per share of $0.54 for his services on the Audit Committee of the Board of Directors prior to the commencement of his services as Chief Executive Officer of the Company on October 29, 2002. Mr. Stettner was granted an option to purchase 15,000 shares of common stock at an exercise price per share of $0.54 under the Directors’ Plan for his services on the Nominating Committee of the Board of Directors. In addition, Mr. Stettner was granted an option to purchase 25,000 shares of common stock at an exercise price per share of $0.33 under the Directors’ Plan upon replacing Mr. Morgan on the Audit Committee of the Board of Directors. All option grants to these directors were made at the fair market value of the Common Stock on the respective dates of grant.

      In June 2002, pursuant to the terms of the Company’s 1997 Equity Incentive Plan (the “Incentive Plan”), Mr. Ungermann was granted an option to purchase 300,000 shares of Common Stock. These options were granted at an exercise price of $.60 per share, the fair market value of the Common Stock on the date of grant and become exercisable at the rate of 12,500 shares per month over a two-year period from the date of grant. In November 2002, pursuant to the terms of the Incentive Plan, Mr. Morgan was granted two options to purchase an aggregate of 150,000 shares of Common Stock, each option at an exercise price of $.39 per share, the fair market value of the Common Stock on the date of grant. The option for 50,000 shares becomes exercisable subject to the Company’s standard four year vesting schedule and the option for 100,000 shares becomes exercisable upon the earlier of November 14, 2003 if the Company achieves profitability for the three consecutive quarters in the first three quarters of fiscal year 2003, or October 29, 2004.

Compensation of Executive Officers

Summary of Compensation

      The following table shows for the fiscal years ended December 31, 2002, 2001 and 2000, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers on December 31, 2002 and former executive officers who departed from the Company during fiscal year 2002 (the “Named Executive Officers”):

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

				Other	Restricted	Securities		All Other
				Annual	Stock	Underlying	LTIP	Compen-
		Salary	Bonus	Compen-	Awards	Options/	Payouts	sation
Name and Principal Position	Year	($)	($)	ation($)	($)	SARs(#)	($)	($)(1)

Jonathan G. Morgan,	2002	46,154	—	—	—	215,000	—	—
President and Chief	2001	—	—	—	—	—	—	—
Executive Officer	2000	—	—	—	—	—	—	—
Ralph Ungermann	2002	99,646	—	—	—	300,000	—	—
Executive Chairman and	2001	20,596	—	—	—	250,000	—	4,214
Former President and	2000	69,225	—	—	—	—	—	4,068
Chief Executive Officer(2)
Truman Cole	2002	769	—	—	—	—	—	—
Chief Financial Officer(3)	2001	—	—	—	—	—	—	—
	2000	—	—	—	—	—	—	—
Robert Romano	2002	162,938	87,371	—	—	200,000	—	—
Executive Vice President	2001	29,423		—	—	200,000	—	—
Sales and Business Development	2000			—	—		—	—
David O. Bundy	2002	149,520	—	—	—	100,000	—	—
Chief Technology Officer	2001	78,392		—	—		—	—
	2000		—	—	—		—	—
Julia Schloss	2002	123,715	3,573	—	—	65,000	—	—
Vice President and	2001			—	—		—	—
General Counsel	2000			—	—		—	—
Frederick Strecker	2002	199,801	2,768	—	—	90,000	—	—
Vice President, Engineering	2001			—	—		—	—
	2000			—	—		—	—
Frank Kaplan	2002	3,462	—	—	—	400,000	—	—
Vice President of	2001			—	—		—	—
Worldwide Sales(4)	2000			—	—		—	—
Killko Caballero	2002	317,334	33,558	—	—	200,000	—	—
Former President and	2001	150,364	22,922	—	—	438,900	—	4,338
Chief Executive Officer(5)	2000	—	—	—	—		—	—
Jeff Krampf	2002	119,616		—	—	100,000	—	—
Former Vice President,	2001	62,593		—	—		—	—
Engineering	2000			—	—		—	—
Tim Rogers	2002	218,856		—	—	300,000	—	—
Former Vice President,	2001			—	—		—	—
Finance and Treasurer and	2000			—	—		—	—
Chief Financial Officer(6)

(1)	Represents insurance premiums paid by the Company with respect to group life and health insurance for the benefit of the Named Executive Officer.

(2)	Mr. Ungermann served as President and Chief Executive Officer from July 2000 until June 19, 2001. Since 2002, Mr. Ungermann has served as Executive Chairman of the Board of Directors of the Company.

(3)	Mr. Cole rejoined the Company as Chief Financial Officer in December 2002.

(4)	Mr. Kaplan joined the Company as Vice President of Worldwide Sales in December 2002.

(5)	Mr. Caballero commenced his employment with the Company upon its merger with CUseeMe Networks on June 19, 2001. His services as an employee of the Company ended in October 2002.

(6)	Mr. Rogers’ services as an employee of the Company ended in December 2002.

STOCK OPTION GRANTS AND EXERCISES

      The Company grants options to its executive officers under its 1997 Equity Incentive Plan (the “1997 Incentive Plan”). As of March 28, 2003, options to purchase a total of 3,271,256 shares were outstanding under the Incentive Plan and options to purchase 1,644,220 shares remained available for grant under the plan.

      The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION/ SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options/			Annual Rates of Stock
	Securities	SARs			Price Appreciation for
	Under-lying	Granted to	Exercise Or		Option Term(4)
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted(1)	Fiscal Year(2)	($/Sh)(3)	Date	5%($)	10%($)

Mr. Morgan(5)	40,000	*	$0.55	6/18/12	$13,835	$35,062
	25,000	*	$0.54	6/21/12	$8,490	$21,515
	50,000	1%	$0.33	10/28/12	$10,376	$26,296
	100,000	2%	$0.33	10/28/12	$20,753	$52,593
Mr. Ungermann	300,000	6%	$0.60	6/2/12	$108,458	$272,234
Mr. Cole	—	—	—	—	—	—
Mr. Romano	200,000	4%	$0.60	6/2/12	$75,467	$191,249
Mr. Bundy	100,000	2%	$0.75	3/12/12	$47,167	$119,530
Ms. Schloss	25,000	*	$0.75	3/12/12	$11,792	$29,883
	40,000	*	$0.39	12/8/12	$8,507	$22,787
Mr. Strecker	90,000	2%	$0.75	3/12/12	$42,450	$107,577
Mr. Kaplan	400,000	8%	$0.27	12/18/12	$67,920	$172,124
Mr. Caballero	100,000	2%	$0.60	1/31/03	$37,733	$95,624
	100,000	2%	$0.60	1/31/03	$36,152	$90,744
	438,900	9%	$0.92	1/31/03	$254,492	$644,933
Mr. Krampf	100,000	2%	$0.75	4/10/03	$47,167	$119,530
Mr. Rogers	50,000	1%	$0.75	3/12/03	$23,583	$59,765
	250,000	5%	$1.07	3/12/03	$168,171	$426,144

*	Less than one percent.

(1)	Generally, 12.5% of the options become exercisable six months after the grant date and approximately 2.38% each month thereafter for 42 months. The term of each option granted is generally the earlier of (i) ten years or (ii) 30 days after termination of the employment of the holder.

(2)	Based on an aggregate of 4,960,500 options granted to employees, consultants and directors, including the Named Executive Officers, of the Company during the fiscal year ended December 31, 2002.

(3)	The exercise price per share of each option is equal to the fair market value of the Common Stock on the Date of grant.

(4)	The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. All calculations are based on rounding the number of years remaining on the term of the option to the nearest whole number. No gain to the option holder is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company’s estimate or projection of its future Common Stock price.

(5)	The option to purchase 100,000 shares of the Company’s Common Stock that was granted to Mr. Morgan in October 2002 has non-standard vesting: the option will vest in full upon the earlier of November 14, 2003 if the Company achieves profitability for the three consecutive quarters in the first three quarters of fiscal year 2003 or October 29, 2007.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR,

AND FY-END OPTION/ SAR VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options/SARs at		Options/SARs at
	Acquired on	Value	December 31, 2002(#)		December 31, 2002($)
Name	Exercise(#)	Realized($)	Exercisable/ Unexercisable		Exercisable/ Unexercisable

			Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Morgan	—	—	235,304	201,286	—	—
Mr. Caballero	—	—	359,375	0	—	—
Mr. Ungermann	—	—	265,037	334,963	—	—
Mr. Cole	—	—	—		—	—
Mr. Romano	—	—	83,333	316,667	—	—
Mr. Bundy	—	—	196,663	210,566	—	—
Ms. Schloss	—	—	22,788	77,212	—	—
Mr. Strecker	—	—	133,377	146,623	—	—
Mr. Krampf	—	—	189,139	210,566	—	—
Mr. Rogers	—	—	65,624	0	—	—

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

      On October 29, 2002, the Company and Mr. Morgan entered into an employment agreement pursuant to which Mr. Morgan became the Acting President and Chief Executive Officer. Pursuant to the employment agreement, the Company agreed to pay Mr. Morgan a base salary of $300,000 per year. In addition, Mr. Morgan was granted options to purchase 150,000 shares of common stock under the 1997 Incentive Plan at an exercise price per share of $0.35, the fair market value of the Company’s Common Stock on the date of grant, 50,000 shares of which are subject to the Company’s standard vesting schedule and 100,000 shares of which still vest in full upon the earlier of November 14, 2003 if the Company achieves profitability for the three consecutive quarters in the first three quarters of fiscal year 2003, or October 29, 2007.

      On December 12, 2002, the Company and Mr. Kaplan entered into an agreement pursuant to which Mr. Kaplan became Vice President of World Wide Sales. Pursuant to the agreement, the Company has agreed to pay Mr. Kaplan a base salary of $180,000 per year through December 31, 2003 and a target commission based bonus for calendar year 2003 of $120,000 if Mr. Kaplan achieves 100% of his sales quota for 2003. Pursuant to his employment agreement, Mr. Kaplan’s base salary for calendar year 2004 will be $150,000 with a target commission based bonus of $150,000 if Mr. Kaplan achieves 100% of his sales quota for 2004. In addition, Mr. Kaplan was granted an option to purchase 400,000 shares of common stock under the 1997 Incentive Plan at an exercise price per share of $0.30, the fair market value of the Company’s Common Stock on the date of grant, subject to a vesting as follows, twelve and one-half percent of the shares vest on June 30, 2003, and the remaining shares vest in equal installments at the end of each monthly period thereafter until all the shares are fully vested. The employment agreement provides that in the event

Mr. Kaplan is terminated by the Company without cause (as defined in the agreement), Mr. Kaplan will receive a continuation of his base salary for a period of three months following the date of his termination, 25% of his commission based bonus, then in effect, and medical benefits for himself and his dependents for three months after the date of his termination or the date he becomes eligible to receive medical benefits from another company or business entity, whichever is earlier.

      In January 2003, the Company and Mr. Cole entered into an employment agreement pursuant to which Mr. Cole was hired effective as of December 12, 2002 as Vice President of Finance and Chief Financial Officer. Pursuant to the agreement, the Company agreed to pay Mr. Cole a base salary of $200,000 per year. In addition, Mr. Cole was granted an option to purchase 400,000 shares of common stock under the Incentive Plan at an exercise price of $0.30 per share, subject to the Company’s standard vesting schedule. The employment agreement provides that in the event Mr. Cole is terminated by the Company without cause (as defined in the agreement), Mr. Cole will receive a continuation of his base salary for a period of four months following the date of his termination and medical benefits for himself and his dependents for three months after the date of his termination or the date he becomes eligible to receive medical benefits from another company or business entity, whichever is earlier.

Retention Agreement for Ralph Ungermann

      In October 2002, the Company entered into an agreement with Mr. Ungermann under which the Company retained Mr. Ungermann’s services as Executive Chairman of the Board of Directors and as the Company’s principal high-level interface with it major customers located in Japan and Asia from October 1, 2002 through March 31, 2004. Pursuant to the agreement, the Company agreed to pay Mr. Ungermann an annual base salary of $350,000 for his services and a target bonus of $150,000 in connection with his services between October 1, 2002 and March 31, 2004. The agreement provides that in the event Mr. Ungermann is removed from his duties and/or his duties are materially diminished by the Company without cause (as defined in the agreement) and without Mr. Ungermann’s consent, Mr. Ungermann will receive a lump sum payment equal to his remaining base salary through March 31, 2002 and any portion of the target bonus earned by him as of the date he his removed from his duties and/or his duties are materially diminished.

      In October 2002, the Company entered into an agreement with Mr. Caballero under which Mr. Caballero’s services as President and Chief Executive Officer of the Company terminated effective October 29, 2002. The Company agreed to provide the following severance package to Mr. Caballero in accordance with Mr. Caballero’s June 19, 2001 Employment and Non-Competition Agreement with the Company: (i) $187,500 (reflecting a payment of one year’s base salary of $300,000, a bonus continuation payment of $37,500, and a $150,000 repayment by Mr. Caballero of all amounts then owed to the Company under a promissory note issued by Mr. Caballero to the Company on May 14, 2002), (ii) medical benefits for himself, his spouse and his dependents until October 29, 2003 or the date Mr. Caballero, his spouse and/or dependents become eligible to receive comparable medical benefits from another company or business entity, whichever is earlier, (iii) acceleration of the vesting and exercisablity schedules for all of Mr. Caballero’s outstanding stock options, and (iv) extension of Mr. Caballero’s post termination exercise date for his outstanding stock options to January 31, 2003.

      In December 2002, the Company entered into an agreement with Mr. Rogers under which Mr. Rogers’ services as Vice President, Finance, Treasurer and Chief Financial Officer terminated effective December 12, 2002. The Company agreed to pay the following severance package to Mr. Rogers: (i) the continuation of Mr. Rogers’ then current base salary of $218,856 for a period of six (6) months, (ii) medical benefits for himself, his spouse and his dependents until the earlier of June 12, 2003 or the date Mr. Rogers, his spouse and/or dependents become eligible to receive comparable medical benefits from another company or business entity, whichever is earlier, and (iii) extension of the post-termination exercise period to allow Mr. Rogers an additional ninety (90) days to exercise his outstanding stock options.

      In January 2003, the Company entered into an agreement with Mr. Krampf under which Mr. Krampf’s services as Vice President, Engineering terminated effective January 10, 2003. The Company agreed to pay the following severance package to Mr. Krampf: (i) the continuation of Mr. Krampf’s then current base salary of $119,616 for a period of six (6) months and (ii) medical benefits for himself, his spouse and his dependents until the earlier of June 12, 2003 or the date Mr. Rogers, his spouse and/or dependents become eligible to receive comparable medical benefits from another company or business entity, whichever is earlier.

Non-Employee Directors’ Change of Control Plan

      In February 1999, the Board of Directors adopted the Non-Employee Directors’ Change of Control Plan to provide non-employee directors of the Company with the protection of certain benefits in case of a termination of his or her status as a director of the Company in connection with a change of control of the Company. The Non-Employee Directors’ Change of Control Plan provides, as of the date of a change of control of the Company, as defined in the plan, that, subject to certain tax circumstances, each of the Company’s then non-employee director’s outstanding stock options, restricted stock awards and restricted stock purchases will vest and be exercisable in full.

      The Board of Directors will administer the Non-Employee Directors’ Change of Control Plan unless and until the Board of Directors delegates administration to a committee of the Board of Directors. Prior to a change of control of the Company, the right to receive benefits under this Non-Employee Directors’ Change of Control Plan will automatically terminate on the date upon which a non-employee director’s status as a non-employee director of the Company terminates, as evidenced by the written resignation of a non-employee director, by action of the Board of Directors or of the stockholders of the Company removing such non-employee director as a director, or otherwise.

      The Board of Directors at any time, and from time to time, may amend or terminate the Non-Employee Directors’ Change of Control Plan; provided, however, that any such termination must occur prior to the occurrence of a change of control of the Company.

Executive Officers’ Change of Control Plan

      In February 1999, the Board of Directors adopted the Executive Officers’ Change of Control Plan (the “Executive Plan”) to provide certain executive officers (each individually, an “Executive”) of the Company with protection of certain benefits in case of a termination of his or her employment with the Company in connection with a change of control of the Company, as defined in the Executive Plan. Messrs. Bundy, Cole, Kaplan, Morgan, Romano, Strecker, Ungermann and Ms. Schloss are currently covered by the Executive Plan. Each person who, subsequent to the adoption of the plan, is confirmed as a Section 16 Officer by action of the Board will also be covered by the Executive Plan. “Section 16 Officer” means an “officer” of the Company, as defined in Rule 16a-1(f) promulgated under the Exchange Act, provided that the officer is designated as such by action of the Board of Directors.

      If within 18 months following the date of a change of control of the Company the Executive’s employment with the Company terminates involuntarily other than for cause, death or disability, or if within the 18 month period, the Executive terminates his or her employment with the Company voluntarily with good reason (as defined below), then, subject to certain tax circumstances and limitations and conditions on benefits: (i) the Executive will be entitled to receive base salary continuation payments at the Executive’s base salary rate in effect on the date of termination, paid on a monthly basis, for 12 months after the date of termination, in addition to any accrued but unpaid base salary, bonus payments, and/or accrued and unused vacation; (ii) each of the Executive’s outstanding stock options, restricted stock awards and restricted stock purchases will have their vesting and exercisability schedules accelerated by 18 months as of the date of termination; (iii) the Executive will be entitled to receive bonus continuation payments totaling the Executive’s target bonus for the current fiscal year in effect on the date of termination, paid on a monthly basis for 12 months after the date of termination; and (iv) if at the time of termination, the Executive is covered by the Company’s group health plan, the Company will provide to the Executive, subject to the Executive and his or her eligible spouse and/or dependents electing continuation coverage under COBRA, one hundred percent (100%) Company-paid group health coverage at the same level of coverage as was provided to the Executive immediately prior to the date of termination (the “Company-Paid Coverage”). If such coverage included the Executive’s spouse and/or dependents immediately prior to the date of termination, the spouse and/or dependents will also be covered at Company expense. Company-Paid Coverage will continue until the earlier of (x) 12 months from the date of termination, or (y) the date that the Executive and his or her spouse and/or dependents become covered under another employer’s group health plan that provides the Executive and his or her spouse and/or dependents with comparable benefits and levels of coverage. In no event will the Executive be obligated to seek other employment or take any other action to mitigate the amounts payable to the Executive under the Executive Plan.

      “Good reason” means: (i) any material reduction of the Executive’s duties, authority or responsibilities relative to the Executive’s duties, authority, or responsibilities as in effect immediately before such reduction, unless agreed to in writing by the Executive; (ii) a reduction by the Company in the base salary or target bonus opportunity of the Executive as in effect immediately before the reduction; (iii) the relocation of the Executive to a facility or a location more than 35 miles from the Executive’s then present location, without the Executive’s written consent; or (iv) any failure of the Company to obtain the assumption of the Executive Plan by any successor or assign of the Company.

      The Board of Directors will administer the Executive Plan unless and until the Board of Directors delegates administration to a committee of the Board of Directors.

      Prior to a change of control of the Company, the right to receive benefits under the Executive Plan will automatically terminate on the date upon which the Executive ceases to be a Section 16 Officer, for any reason or no reason, as evidenced by the written resignation of such Executive, by action of the Board of Directors removing such Executive as a Section 16 Officer or otherwise.

      The Board of Directors at any time, and from time to time, may amend or terminate the Executive Plan; provided, however, that any such termination must occur prior to the occurrence of a change of control of the Company.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1

      The Company’s executive compensation policies and practices generally are approved by the Compensation Committee. The Compensation Committee consists of two directors who are not employees of the Company, Dr. Gaut and Mr. Harris. The Compensation Committee’s determinations on compensation of the Chief Executive Officer and the other executive officers of the Company are reviewed with all non-employee directors of the Company. However, in 2002 compensation determinations were made by the full Board of Directors and all decisions regarding compensation of the Company’s executive officers were approved by the full Board of Directors of the Company with any interested director abstaining from voting on such matters. All options granted to directors and executive officers during 2002 were granted by the full Board of Directors.

Philosophy

      In 2002, the Board of Directors implemented compensation policies, plans and programs which seek to enhance stockholder value by aligning the financial interests of the executive officers with those of the Company’s stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies on annual cash incentive compensation and stock options to attract, retain, motivate and reward executive officers and other key employees. Cash incentive compensation plans are variable and tied to corporate performance. These plans are designed to provide an incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to the long-term growth of the Company. All incentive compensation plans are reviewed at least annually to assure that they meet the current strategies and needs of the business.

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Compensation

      The Company’s executive compensation is based on three components: base compensation; annual cash incentives, and equity incentives, each of which is intended to support the Company’s overall compensation philosophy.

      Base compensation. Base salary is targeted at the median level for emerging technology companies of similar characteristics, such as sales volume, capitalization and financial performance. Salaries for executive officers are reviewed by the Compensation Committee and/or the Board of Directors on an annual basis and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.

      The Compensation Committee and/or the Board of Directors reviews with the Chief Executive Officer an annual salary plan for the Company’s executive officers, other than the Chief Executive Officer. The salary plan is modified as deemed appropriate and approved by the Compensation Committee and/or the Board of Directors, as applicable. The annual salary plan is developed by the Company’s Chief Executive Officer based on publicly available information on organizations with similar characteristics and on past and expected future contributions of the individual executive. The Compensation Committee and/or the Board of Directors reviews and establishes the base salary of the Chief Executive Officer based on his employment agreement, as previously described, and based on similar competitive compensation data and the Compensation Committee’s and/or the Board of Directors’ assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company. Pursuant to the terms of his employment agreement, Mr. Morgan receives a base salary of $300,000 per year.

      Annual Incentives. The Company’s short-term cash incentives are paid pursuant to the Company’s variable compensation plan. Both individual and corporate goals are agreed to by the executive and the Compensation Committee and/or the Board of Directors for each executive officer at the beginning of the year. The Board of Directors believes that the variable compensation plan for each employee, including executive officers, should be based on optimizing revenues and margins, and on prudent management of the expenses of the business. Accordingly, the variable compensation plan for 2002 was based on achieving certain revenue levels. Mr. Morgan, as the new Chief Executive Officer starting October 29, 2002, was not eligible to receive a bonus in 2002 due to the short duration of his employment during 2002. Other executive officers received variable compensation for services rendered in 2002 of approximately 0% to 20% of their respective base salaries in 2002.

      Equity incentives. Long-term equity incentives are provided through grants of stock options to executive officers and other employees pursuant to the Incentive Plan and the Company’s 1999 Equity Incentive Plan. The equity component of compensation is intended to retain and motivate employees, including executive officers, to improve long-term stockholder value. Stock options are granted at fair market value, contain vesting restrictions and have value only if the Company’s stock price increases. The shares covered by the options are generally subject to vesting over a period of 36 to 48 months with one-eighth to one-sixth of the shares vesting six months after the date of grant and the remaining shares vesting on a daily or monthly basis thereafter. The Board of Directors believes that this element of the total compensation program directly links the participant’s interests with those of stockholders and the long-term performance of the Company.

      The Compensation Committee and/or the Board of Directors reviews management’s recommendations regarding the number and terms of options granted under the Incentive Plan to executive officers. The Board of Directors encourages executives to build a substantial ownership investment in the Company’s Common Stock. The tables on pages 35, 36, and 37 reflect the stock and option ownership positions of the executive officers at March 28, 2003 and December 31, 2002, respectively. Stock option grants awarded to each executive officer are based on the Compensation Committee’s or the Board of Directors’ judgment as to the performance of the executive officer prior to the date of grant. The Compensation Committee and/or the Board of Directors also considers the number of options already held by each executive officer when determining awards.

      Out of a total of 5,360,000 stock options granted by the Company in 2002, the executive officers of the Company, including those who left the Company in 2002, received grants for 1,510,000 options, or approximately 28% of the total number of options granted in 2002. Mr. Caballero was granted 200,000 options in 2002. Mr. Morgan was granted 150,000 options in connection with his acceptance of the position of Chief Executive Officer.

      The Board of Directors believes that the programs described above provide compensation that is competitive with comparable emerging technology companies, links executive and stockholder interests and provides the basis for the Company to attract and retain qualified executives. The Board of Directors or the Compensation Committee will continue to monitor the relationship among executive compensation, the Company’s performance and stockholder value.

      Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Board of Directors has determined that stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company’s Common Stock on the date of grant are considered to be “performance based compensation.”

BOARD OF DIRECTORS
Norman Gaut
Edward Harris
Adam Stettner
Ralph Ungermann
Jonathan Morgan

Compensation Committee Interlocks and Insider Participation

      No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Vulcan Private Placement Transaction

      In June 2000, the Company issued 27,437 shares of Series A Preferred Stock in a private placement to Vulcan Ventures Incorporated (“Vulcan”) for an aggregate purchase price of $27,437,000. The initial conversion price of the Series A Preferred Stock was $8.00 per share and the shares of Series A Preferred Stock were initially convertible into 3,429,625 shares of the Company’s common stock. The fair market value of the Company’s common stock on the date of the closing of the Vulcan private placement transaction (based on Nasdaq rules) was $6.35 per share. As a result of anti-dilution adjustments since June 2000, the conversion price of the Series A Preferred Stock is currently $6.46 per share and the shares of Series A Preferred Stock are currently convertible into 4,247,214 shares of common stock of the Company, subject to certain anti-dilution protections set forth in the Certificate of Designation of Series A Convertible Preferred Stock. In connection with the Vulcan private placement transaction in June 2000, the Company also issued to Vulcan a warrant with a term of five years to purchase up to 850,000 shares of common stock at an initial exercise price per share of $7.00, and provided Vulcan with anti-dilution protection under the warrant. As a result of anti-dilution adjustments since June 2000, the warrant is currently exercisable for 892,591 shares of the Company’s common stock at an exercise price per share of $6.67.

      As more fully described in Proposal 4, the Company is currently soliciting stockholder approval of the potential issuance by the Company of additional shares of its common stock upon conversion of outstanding shares of its Series A Preferred Stock and upon the exercise of the Vulcan warrant, as a result of anti-dilution adjustment provisions contained in the Company’s Certificate of Designation of Series A Preferred Stock and the Vulcan warrant. If Proposal 4 is approved by the Company’s stockholders, as a result of the maximum potential anti-dilution adjustments described in Proposal 4, Vulcan could beneficially own up to an aggregate of 5,684,641 shares of the Company’s common stock (assuming the conversion of the Series A Preferred Stock and the exercise of the Vulcan warrant), representing approximately 12% of the outstanding shares of the Company’s common stock (assuming the conversion of the Series A Preferred Stock and the exercise of the Vulcan warrant), based on 40,483,594 outstanding shares of the Company’s common stock on March 28, 2003.

Common Stock Financing

      On April 12, 2002, the Company issued and sold an aggregate of 6,686,000 shares of Common Stock to certain investors in a private placement at a per share purchase price of $.72, the closing bid price of the Common Stock as traded on The Nasdaq National Market (“Nasdaq”) on the date immediately prior to the date the parties signed the purchase agreement for the transaction. In addition, the Company issued warrants to the investors to purchase up to 3,343,000 shares of Common Stock at an exercise price of $1.01 per share (a 40% premium to the fair market value as determined by Nasdaq rules). The investors in the transaction included Ralph Ungermann, the Company’s Executive Chairman of the Board, Dr. Norman Gaut, a member of the Company’s Board, and Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P. and Special Situations Technology Fund, L.P., collectively, a greater than 5% stockholder of the Company and of which, Adam Stettner, a member of the Company’s Board, is the managing director of Special Technology Fund, L.P. As a result of the issuance of certain transactions of the Company in April 2003, as more fully described in Proposal 4, certain anti-dilution protections contained within the warrants have been triggered, and as a result, the exercise price for the above listed warrants has been reduced to $1.00 per share.

Timothy Rogers Offer Letter and Severance Agreement

      On January 7, 2002, Timothy Rogers commenced his employment as Senior Vice President and Chief Financial Officer of the Company pursuant to an employment letter executed on January 7, 2002. The Company agreed to provide Mr. Rogers with a base salary of $215,000 per year and make him eligible to receive a bonus of up to $40,000 per year based on his achievement of Company target goals and measures related to his position with the Company. The letter also provided for the grant of an option to purchase 250,000 shares of Common Stock to Mr. Rogers. The Board approved the grant of such option to purchase 250,000 shares of Common Stock on January 16, 2002 at an exercise price per share of $1.24, the fair market value on the date of grant. The agreement provided that, in the event that Mr. Rogers’ employment would be terminated without “cause” (as defined in the agreement), he would be entitled to severance payments equal to six months of his then current base salary and continued health care coverage for up to six months after the date of termination. In December 2002, the Company entered into an agreement with Mr. Rogers under which Mr. Rogers’ services as Vice President, Finance, Treasurer and Chief Financial Officer terminated effective December 12, 2002. The Company agreed to pay the following severance package to Mr. Rogers: (i) the continuation of Mr. Rogers’ current annual base salary of $215,000 for a period of six (6) months, (ii) medical benefits for himself, his spouse and his dependents until the earlier of June 12, 2003 or the date Mr. Rogers, his spouse and/or dependents become eligible to receive comparable medical benefits from another company or business entity, whichever is earlier, and (iii) extension of the post-termination exercise period to allow Mr. Rogers an additional ninety (90) days to exercise his outstanding stock options.

Housing Loan to Killko Caballero

      In August 2001, the Company loaned to Mr. Caballero, the Company’s then President and Chief Executive Officer, the sum of $250,000 for the purpose of purchasing a primary residence. The loan was interest free and evidenced by a promissory note secured by 250,000 shares of Common Stock of the Company held by Mr. Caballero. The terms of the promissory note provide that Mr. Caballero is required to remit to the Company any and all profit resulting from the sale of a home owned by Mr. Caballero in New Hampshire. In March 2002, Mr. Caballero sold the New Hampshire property and he repaid $100,000 of the loan from the proceeds of the sale. The maturity date on the loan was the earlier of August 14, 2002 or ninety (90) days after the termination of Mr. Caballero’s services as an employee of the Company. In October 2002, the Company entered into an agreement with Mr. Caballero under which Mr. Caballero’s services as President and Chief Executive Officer of the Company terminated effective October 29, 2002. The Company agreed to provide the following severance package to Mr. Caballero: (i) $187,500 (reflecting a payment of one year’s base salary of $300,000, a bonus continuation payment of $37,500, and a $150,000 repayment by Mr. Caballero of all amounts then owed by Mr. Caballero to the Company under a promissory note issued by Mr. Caballero to the Company on May 14, 2002), (ii) medical benefits for himself, his spouse and his dependents until October 29, 2003 or the date Mr. Caballero, his spouse and/or dependents become eligible to receive comparable medical benefits from another company or business entity, whichever is earlier, (iii) acceleration of the vesting and exercisablity schedules for all of Mr. Caballero’s outstanding stock options, and (iv) extension of Mr. Caballero’s post termination exercise date for his outstanding stock options to January 31, 2003.

Housing Loans to Randy Acres

      On May 31, 2000 and November 10, 2000, the Company loaned to Mr. Acres, the Company’s former Vice President Finance and Chief Financial Officer, the aggregate sum of $300,000 for the purpose of purchasing a primary residence. The loans were interest free and evidenced by promissory notes secured by a Deed of Trust on the property. The loans originally had a term of the earlier of five-years or 90 days after termination of employment. Pursuant to the terms of an agreement with Mr. Acres on January 2, 2002, the maturity date on the loans was extended to June 30, 2002. In October 2002, Mr. Acres repaid approximately $123,000 of the amount owed to the Company, the original secured promissory note was cancelled, and Mr. Acres executed a new unsecured promissory note in the aggregate sum of approximately $176,386, the remaining amount owed to the Company. The new unsecured promissory note bears interest at the rate of 6.5% per annum with equal monthly installments of $1,578 payable to the Company that commenced in October 2002. The maturity date on the loan is the earlier of August 30, 2007, the date of sale of Mr. Acres’ property, or the date that Mr. Acres’ equity in the property exceeds the outstanding principal sum owed to the Company under the unsecured promissory note plus 10%. In the event of default, the entire principal amount under the note is immediately due and payable and the note bears interest at the rate of 10% per annum.

Retention Agreement for Ralph Ungermann

      In October 2002, the Company entered into an agreement with Mr. Ungermann as described under “Employment, Severance and Change of Control Agreements” above.

Private Equity Line of Credit Agreement with Ralph Ungermann

      In April 2003, the Company entered into a private equity line financing agreement with Mr. Ungermann, the Company’s Executive Chairman of the Board, under which the Company for a period of one year may require Mr. Ungermann to purchase up to $1 million of our common stock at a purchase price of $0.31 per share under the equity line of credit agreement during the period from April 14, 2003 and April 13, 2004. In connection with this arrangement, the Company issued to Mr. Ungermann a warrant to purchase up to 300,000 shares of the Company’s Common Stock at an exercise price of $0.38, equal to 125% of the fair market value as determined by Nasdaq rules. The Company has agreed to provide registration rights with respect to the shares of the Company’s common stock issued under the equity line of financing agreement and issued upon exercise of the warrant issued to Mr. Ungermann.

Indemnification Agreements

      The Company has entered into indemnification agreements with its directors and executive officers that provide, among other things, that the Company will indemnify its directors and executive officers, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements such officer or director may be required to pay in actions or proceedings that the officer or director is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

PERFORMANCE MEASUREMENT COMPARISON1

      The SEC requires a comparison on an indexed basis of cumulative total stockholder return for the Company, a relevant broad equity market index and a published industry line-of-business index. The following graph shows a comparison of cumulative stockholder return of an investment of $100 in cash on April 29, 1998, the date the Company’s Common Stock began trading on the Nasdaq National Market, December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001, and December 31, 2002 in (i) the Nasdaq Stock Market (U.S.) Index, (ii) the JP Morgan Hambrecht & Quist (“H&Q”) Technology Index, (iii) the RDG Technology Composite and (iv) the Company’s Common Stock. The H&Q Technology Index was discontinued in 2001 and is being replaced with the RDG Technology Composite. Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends.

COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN AMONG FIRST VIRTUAL COMMUNICATIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, THE JP MORGAN H&Q TECHNOLOGY INDEX AND THE RDG TECHNOLOGY COMPOSITE

HOUSEHOLDING OF PROXY MATERIALS

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

      This year, a number of brokers with account holders who are First Virtual Communications stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Julia Schloss, Vice

[1]	This section is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

President and General Counsel, First Virtual Communications, Inc., 3200 Bridge Parkway, Suite 202, Redwood City, California 94065, or contact Ms. Schloss at 408-330-7312. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

AVAILABLE INFORMATION

      A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 is available without charge upon written request to: Corporate Secretary, First Virtual Communication, 3200 Bridge Parkway, Suite 202, Redwood City, California 94065.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Julie M. Robinson

Secretary

May 2, 2003

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF
FIRST VIRTUAL COMMUNICATIONS, INC.

Purpose and Policy

      The Audit Committee shall provide assistance and guidance to the Board of Directors of the Company (the “Board”) in fulfilling its oversight responsibilities to the Company’s stockholders with respect to the Company’s corporate accounting and reporting practices as well as the quality and integrity of the Company’s financial statements and reports. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the outside auditors and the Company’s financial management and to serve as a channel of communication between the outside auditors and the Board. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

Composition and Organization

      The Audit Committee shall consist of at least three members of the Board. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market or Nasdaq SmallCap Market, as applicable to the Company (“Nasdaq”), applicable to Audit Committee members and as in effect from time to time. To the extent mandated by the requirements of Nasdaq, at least one member of the Audit Committee shall be a “financial expert” within the meaning of such requirements.

Meetings and Minutes

      The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate, but in any event shall hold at least four meetings per year. A written agenda shall be prepared in advance of each such meeting. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting. In addition, the Audit Committee shall keep the Board apprised of its activities and shall advise the Board in detail of its material findings on a periodic basis. Meetings of the Audit Committee shall occur prior to the commencement of the Company’s annual audit and prior to completion of the annual audit, among other times. Audit Committee Meetings shall be held separately from meetings of the Board. At each meeting of the Audit Committee, if requested by the Audit Committee, there shall be an executive session held without the presence of management.

Authority; Direct Access to Advisors and Internal Information

      The Audit Committee shall have direct and unrestricted access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Audit Committee to discharge his or her responsibilities hereunder. The Audit Committee shall have authority to retain, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Audit Committee shall have direct access to the Company’s financial and legal advisors, including outside legal counsel and independent auditors. The Audit Committee shall have authority to request that any of the Company’s outside counsel, outside auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its special legal, accounting or other advisors and consultants.

Mission; Responsibilities

      The Audit Committee is the key overseer of the Company’s financial reporting and internal controls. It serves as the primary interface with the Company’s outside auditors. The key to successful performance of its functions is strict independence from Company management combined with a thorough understanding of the

Company’s business and material financial reporting issues. The primary responsibility of the Audit Committee shall be to oversee the Company’s financial reporting process (including the outside auditors) on behalf of the Board and to report the results of these activities to the Board. In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible to address changing circumstances most effectively. To implement the policy of the Audit Committee, the Audit Committee shall be charged with the following functions and processes, with the understanding, however, that the Audit Committee may supplement or deviate from these activities as appropriate under the circumstances:

1. To evaluate the performance of the Company’s outside auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the firm of certified public accountants employed by the Company as its outside auditors for the ensuing year, which retention may be subject only to ratification by the Company’s stockholders.

2. To engage the outside auditors, and review and approve the scope of and plans for the audit, the adequacy of staffing and the compensation to be paid to the auditors.

3. To review and approve the retention of the Company’s outside auditors to perform any proposed permissible non-audit services, including the compensation to be paid therefor, authority for which may be delegated to one or more Audit Committee members, provided that all approvals of non-audit services pursuant to this delegated authority be presented to the full Audit Committee at its next meeting.

4. To monitor the rotation of the outside audit partner with primary responsibility for the audit and the outside audit partner responsible for review of the audit, as required by applicable law.

5. At least annually, to receive and review written statements from the outside auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence, to assess and otherwise take appropriate action to oversee the independence of the auditors.

6. To consider and, if deemed appropriate, adopt a policy regarding Audit Committee preapproval of employment by the Company of individuals formerly employed by the Company’s outside auditors.

7. To review, upon completion of the audit, the financial statements to be included in the Company’s Annual Report on Form 10-K.

8. To review and discuss with the outside auditors and management, the results of the annual audit, including the auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any audit adjustments noted or proposed by the outside auditors (whether “passed” or implemented in the financial statements), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the outside auditors under Statement on Auditing Standards No. 61.

9. To review and discuss with management and the outside auditors the results of the auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, to the extent practicable, or the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the outside auditors under Statement on Auditing Standards No. 61. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this discussion.

10. To review and discuss with management and the outside auditors, as appropriate, the Company’s disclosures contained in earnings press releases and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

11. To review and discuss with management and the outside auditors, as appropriate, earnings press releases, which discussions may be general discussions of the type of information (including the use of pro forma information) to be disclosed or the type of presentation to be made.

12. To review with management and the outside auditors significant issues that arise regarding accounting principles and financial statement presentations, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

13. To review and discuss with management and the outside auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures, internal control risks and potential financial reporting weaknesses, and the steps taken by management to monitor and control these exposures.

14. To evaluate the cooperation received by the outside auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

15. To review with the outside auditors any management or internal control letter or any qualification in the outside auditor’s opinion, issued or, to the extent practicable, proposed to be issued by the outside auditors and management’s response, if any, to any such letter.

16. To review with the outside auditors and management any communications between the audit team and the firm’s national office with respect to issues presented by the engagement and to review and resolve any conflicts or disagreements between management and the outside auditors regarding financial reporting, accounting practices or policies.

17. To confer with the outside auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of financial reporting controls in effect (including any special audit steps taken in the event of material control deficiencies).

18. Periodically, to meet in separate sessions with the outside auditors and senior management to discuss any matters that the Audit Committee, the outside auditors or senior management believe should be discussed privately with the Audit Committee, including a discussion with the outside Auditors as to whether the outside auditors have noticed any year end or unusually large transactions which require further investigation and regarding the aggressive or conservative nature of the Company’s financial reporting policies.

19. To consider and review with management, the outside auditors, outside counsel, as appropriate, and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

20. To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21. To review with counsel, the outside auditors and management, as appropriate, any significant regulatory or other legal or accounting matters that could have a material impact on the Company’s financial statements, compliance programs and policies.

22. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties if, in the judgment of the Audit Committee, such investigation is necessary or appropriate.

23. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

24. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

25. To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the performance or independence of the Company’s independent auditors or such other matters as the Audit Committee deems appropriate from time to time or whenever it shall be called upon to do so.

26. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

      It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the outside auditors to audit those financial statements. These functions shall not be the responsibility of the Audit Committee, nor shall it be the Audit Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to generally accepted accounting principles or otherwise comply with applicable laws.

APPENDIX B-1

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
FIRST VIRTUAL COMMUNICATIONS, INC.

      FIRST VIRTUAL COMMUNICATIONS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

      FIRST: The name of the Corporation is First Virtual Communications, Inc., and the original name of the Corporation is First Virtual Merger Corporation.

      SECOND: The date on which the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 29, 1997. The date on which the Corporation’s Certificate of Ownership and Merger merging First Virtual Corporation and First Virtual Merger Corporation was filed with the Secretary of State of the State of Delaware is December 2, 1997. The date of the filing of the Corporation’s Amended and Restated Certificate with the Secretary of State of the State of Delaware is May 4, 1998 (the “Restated Certificate”). The date of the filing of the Corporation’s Certificate of Ownership and Merger merging FVC.COM, Inc. and First Virtual Corporation with the Secretary of State of the State of Delaware is August 3, 1998. The date on which the Corporation’s Certificate of Designation of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware is June 8, 2000. The date of the filing of the Corporation’s Certificate of Ownership and Merger merging First Virtual Communications, Inc. and FVC.COM, Inc. with the Secretary of State of the State of Delaware is February 2, 2001. The date on which the Corporation’s first Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of the State of Delaware is June 19, 2001.

      THIRD: This Certificate of Amendment amends certain provisions of the Restated Certificate and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Sections 141(f) and 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

      FOURTH: Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

“A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is One Hundred Five Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001). Upon the filing of this Certificate of Amendment, every three (3) shares of Common Stock outstanding shall be combined into one (1) share of Common Stock; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of the shares constituting such fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq SmallCap Market as of the date this Certificate of Amendment is filed with the Secretary of the State of Delaware.”

B-1-1

      IN WITNESS WHEREOF, First Virtual Communications, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and President as of                     , 2003.

FIRST VIRTUAL COMMUNICATIONS, INC.

By:

Jonathan G. Morgan
Chief Executive Officer and President

B-1-2

APPENDIX B-2

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
FIRST VIRTUAL COMMUNICATIONS, INC.

      FIRST VIRTUAL COMMUNICATIONS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

      FIRST: The name of the Corporation is First Virtual Communications, Inc., and the original name of the Corporation is First Virtual Merger Corporation.

      SECOND: The date on which the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 29, 1997. The date on which the Corporation’s Certificate of Ownership and Merger merging First Virtual Corporation and First Virtual Merger Corporation was filed with the Secretary of State of the State of Delaware is December 2, 1997. The date of the filing of the Corporation’s Amended and Restated Certificate with the Secretary of State of the State of Delaware is May 4, 1998 (the “Restated Certificate”). The date of the filing of the Corporation’s Certificate of Ownership and Merger merging FVC.COM, Inc. and First Virtual Corporation with the Secretary of State of the State of Delaware is August 3, 1998. The date on which the Corporation’s Certificate of Designation of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware is June 8, 2000. The date of the filing of the Corporation’s Certificate of Ownership and Merger merging First Virtual Communications, Inc. and FVC.COM, Inc. with the Secretary of State of the State of Delaware is February 2, 2001. The date on which the Corporation’s first Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of the State of Delaware is June 19, 2001.

      THIRD: This Certificate of Amendment amends certain provisions of the Restated Certificate and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Sections 141(f) and 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

      FOURTH: Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

“A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is One Hundred Five Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001). Upon the filing of this Certificate of Amendment, every four (4) shares of Common Stock outstanding shall be combined into one (1) share of Common Stock; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of the shares constituting such fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq SmallCap Market as of the date this Certificate of Amendment is filed with the Secretary of the State of Delaware.”

B-2-1

      IN WITNESS WHEREOF, First Virtual Communications, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and President as of                     , 2003.

FIRST VIRTUAL COMMUNICATIONS, INC.

By:

Jonathan G. Morgan
Chief Executive Officer and President

B-2-2

APPENDIX B-3

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
FIRST VIRTUAL COMMUNICATIONS, INC.

      FIRST VIRTUAL COMMUNICATIONS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

      FIRST: The name of the Corporation is First Virtual Communications, Inc., and the original name of the Corporation is First Virtual Merger Corporation.

      SECOND: The date on which the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 29, 1997. The date on which the Corporation’s Certificate of Ownership and Merger merging First Virtual Corporation and First Virtual Merger Corporation was filed with the Secretary of State of the State of Delaware is December 2, 1997. The date of the filing of the Corporation’s Amended and Restated Certificate with the Secretary of State of the State of Delaware is May 4, 1998 (the “Restated Certificate”). The date of the filing of the Corporation’s Certificate of Ownership and Merger merging FVC.COM, Inc. and First Virtual Corporation with the Secretary of State of the State of Delaware is August 3, 1998. The date on which the Corporation’s Certificate of Designation of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware is June 8, 2000. The date of the filing of the Corporation’s Certificate of Ownership and Merger merging First Virtual Communications, Inc. and FVC.COM, Inc. with the Secretary of State of the State of Delaware is February 2, 2001. The date on which the Corporation’s first Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of the State of Delaware is June 19, 2001.

      THIRD: This Certificate of Amendment amends certain provisions of the Restated Certificate and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Sections 141(f) and 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

      FOURTH: Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

“A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is One Hundred Five Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001). Upon the filing of this Certificate of Amendment, every five (5) shares of Common Stock outstanding shall be combined into one (1) share of Common Stock; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of the shares constituting such fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq SmallCap Market as of the date this Certificate of Amendment is filed with the Secretary of the State of Delaware.”

B-3-1

      IN WITNESS WHEREOF, First Virtual Communications, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and President as of                     , 2003.

FIRST VIRTUAL COMMUNICATIONS, INC.

By:

Jonathan G. Morgan
Chief Executive Officer and President

B-3-2

APPENDIX B-4

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
FIRST VIRTUAL COMMUNICATIONS, INC.

      FIRST VIRTUAL COMMUNICATIONS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is First Virtual Communications, Inc., and the original name of the Corporation is First Virtual Merger Corporation.

SECOND: The date on which the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 29, 1997. The date on which the Corporation’s Certificate of Ownership and Merger merging First Virtual Corporation and First Virtual Merger Corporation was filed with the Secretary of State of the State of Delaware is December 2, 1997. The date of the filing of the Corporation’s Amended and Restated Certificate with the Secretary of State of the State of Delaware is May 4, 1998 (the “Restated Certificate”). The date of the filing of the Corporation’s Certificate of Ownership and Merger merging FVC.COM, Inc. and First Virtual Corporation with the Secretary of State of the State of Delaware is August 3, 1998. The date on which the Corporation’s Certificate of Designation of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware is June 8, 2000. The date of the filing of the Corporation’s Certificate of Ownership and Merger merging First Virtual Communications, Inc. and FVC.COM, Inc. with the Secretary of State of the State of Delaware is February 2, 2001. The date on which the Corporation’s first Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of the State of Delaware is June 19, 2001.

THIRD: This Certificate of Amendment amends certain provisions of the Restated Certificate and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Sections 141(f) and 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

FOURTH: Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

“A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is One Hundred Five Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001). Upon the filing of this Certificate of Amendment, every six (6) shares of Common Stock outstanding shall be combined into one (1) share of Common Stock; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of the shares constituting such fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq SmallCap Market as of the date this Certificate of Amendment is filed with the Secretary of the State of Delaware.”

B-4-1

      IN WITNESS WHEREOF, First Virtual Communications, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and President as of                     , 2003.

FIRST VIRTUAL COMMUNICATIONS, INC.

By:

Jonathan G. Morgan
Chief Executive Officer and President

B-4-2

APPENDIX B-5

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
FIRST VIRTUAL COMMUNICATIONS, INC.

      FIRST VIRTUAL COMMUNICATIONS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is First Virtual Communications, Inc., and the original name of the Corporation is First Virtual Merger Corporation.

SECOND: The date on which the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 29, 1997. The date on which the Corporation’s Certificate of Ownership and Merger merging First Virtual Corporation and First Virtual Merger Corporation was filed with the Secretary of State of the State of Delaware is December 2, 1997. The date of the filing of the Corporation’s Amended and Restated Certificate with the Secretary of State of the State of Delaware is May 4, 1998 (the “Restated Certificate”). The date of the filing of the Corporation’s Certificate of Ownership and Merger merging FVC.COM, Inc. and First Virtual Corporation with the Secretary of State of the State of Delaware is August 3, 1998. The date on which the Corporation’s Certificate of Designation of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware is June 8, 2000. The date of the filing of the Corporation’s Certificate of Ownership and Merger merging First Virtual Communications, Inc. and FVC.COM, Inc. with the Secretary of State of the State of Delaware is February 2, 2001. The date on which the Corporation’s first Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of the State of Delaware is June 19, 2001.

THIRD: This Certificate of Amendment amends certain provisions of the Restated Certificate and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Sections 141(f) and 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

FOURTH: Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

“A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is One Hundred Five Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001). Upon the filing of this Certificate of Amendment, every seven (7) shares of Common Stock outstanding shall be combined into one (1) share of Common Stock; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of the shares constituting such fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq SmallCap Market as of the date this Certificate of Amendment is filed with the Secretary of the State of Delaware.”

B-5-1

      IN WITNESS WHEREOF, First Virtual Communications, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and President as of                     , 2003.

FIRST VIRTUAL COMMUNICATIONS, INC.

By:

Jonathan G. Morgan
Chief Executive Officer and President

B-5-2

APPENDIX B-6

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
FIRST VIRTUAL COMMUNICATIONS, INC.

      FIRST VIRTUAL COMMUNICATIONS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is First Virtual Communications, Inc., and the original name of the Corporation is First Virtual Merger Corporation.

SECOND: The date on which the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 29, 1997. The date on which the Corporation’s Certificate of Ownership and Merger merging First Virtual Corporation and First Virtual Merger Corporation was filed with the Secretary of State of the State of Delaware is December 2, 1997. The date of the filing of the Corporation’s Amended and Restated Certificate with the Secretary of State of the State of Delaware is May 4, 1998 (the “Restated Certificate”). The date of the filing of the Corporation’s Certificate of Ownership and Merger merging FVC.COM, Inc. and First Virtual Corporation with the Secretary of State of the State of Delaware is August 3, 1998. The date on which the Corporation’s Certificate of Designation of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware is June 8, 2000. The date of the filing of the Corporation’s Certificate of Ownership and Merger merging First Virtual Communications, Inc. and FVC.COM, Inc. with the Secretary of State of the State of Delaware is February 2, 2001. The date on which the Corporation’s first Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of the State of Delaware is June 19, 2001.

THIRD: This Certificate of Amendment amends certain provisions of the Restated Certificate and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Sections 141(f) and 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

FOURTH: Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

“A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is One Hundred Five Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001). Upon the filing of this Certificate of Amendment, every eight (8) shares of Common Stock outstanding shall be combined into one (1) share of Common Stock; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of the shares constituting such fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq SmallCap Market as of the date this Certificate of Amendment is filed with the Secretary of the State of Delaware.”

B-6-1

      IN WITNESS WHEREOF, First Virtual Communications, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and President as of                     , 2003.

FIRST VIRTUAL COMMUNICATIONS, INC.

By:

Jonathan G. Morgan
Chief Executive Officer and President

B-6-2

APPENDIX B-7

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
FIRST VIRTUAL COMMUNICATIONS, INC.

      FIRST VIRTUAL COMMUNICATIONS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

      FIRST: The name of the Corporation is First Virtual Communications, Inc., and the original name of the Corporation is First Virtual Merger Corporation.

      SECOND: The date on which the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 29, 1997. The date on which the Corporation’s Certificate of Ownership and Merger merging First Virtual Corporation and First Virtual Merger Corporation was filed with the Secretary of State of the State of Delaware is December 2, 1997. The date of the filing of the Corporation’s Amended and Restated Certificate with the Secretary of State of the State of Delaware is May 4, 1998 (the “Restated Certificate”). The date of the filing of the Corporation’s Certificate of Ownership and Merger merging FVC.COM, Inc. and First Virtual Corporation with the Secretary of State of the State of Delaware is August 3, 1998. The date on which the Corporation’s Certificate of Designation of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware is June 8, 2000. The date of the filing of the Corporation’s Certificate of Ownership and Merger merging First Virtual Communications, Inc. and FVC.COM, Inc. with the Secretary of State of the State of Delaware is February 2, 2001. The date on which the Corporation’s first Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of the State of Delaware is June 19, 2001.

      THIRD: This Certificate of Amendment amends certain provisions of the Restated Certificate and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Sections 141(f) and 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

      FOURTH: Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

“A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is One Hundred Five Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001). Upon the filing of this Certificate of Amendment, every nine (9) shares of Common Stock outstanding shall be combined into one (1) share of Common Stock; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of the shares constituting such fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq SmallCap Market as of the date this Certificate of Amendment is filed with the Secretary of the State of Delaware.”

B-7-1

      IN WITNESS WHEREOF, First Virtual Communications, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and President as of                     , 2003.

FIRST VIRTUAL COMMUNICATIONS, INC.

By:

Jonathan G. Morgan
Chief Executive Officer and President

B-7-2

APPENDIX B-8

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
FIRST VIRTUAL COMMUNICATIONS, INC.

      FIRST VIRTUAL COMMUNICATIONS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

      FIRST: The name of the Corporation is First Virtual Communications, Inc., and the original name of the Corporation is First Virtual Merger Corporation.

      SECOND: The date on which the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 29, 1997. The date on which the Corporation’s Certificate of Ownership and Merger merging First Virtual Corporation and First Virtual Merger Corporation was filed with the Secretary of State of the State of Delaware is December 2, 1997. The date of the filing of the Corporation’s Amended and Restated Certificate with the Secretary of State of the State of Delaware is May 4, 1998 (the “Restated Certificate”). The date of the filing of the Corporation’s Certificate of Ownership and Merger merging FVC.COM, Inc. and First Virtual Corporation with the Secretary of State of the State of Delaware is August 3, 1998. The date on which the Corporation’s Certificate of Designation of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware is June 8, 2000. The date of the filing of the Corporation’s Certificate of Ownership and Merger merging First Virtual Communications, Inc. and FVC.COM, Inc. with the Secretary of State of the State of Delaware is February 2, 2001. The date on which the Corporation’s first Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of the State of Delaware is June 19, 2001.

      THIRD: This Certificate of Amendment amends certain provisions of the Restated Certificate and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Sections 141(f) and 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

      FOURTH: Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

“A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is One Hundred Five Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001). Upon the filing of this Certificate of Amendment, every ten (10) shares of Common Stock outstanding shall be combined into one (1) share of Common Stock; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of the shares constituting such fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq SmallCap Market as of the date this Certificate of Amendment is filed with the Secretary of the State of Delaware.”

B-8-1

      IN WITNESS WHEREOF, First Virtual Communications, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and President as of                     , 2003.

FIRST VIRTUAL COMMUNICATIONS, INC.

By:

Jonathan G. Morgan
Chief Executive Officer and President

B-8-2

FIRST VIRTUAL COMMUNICATIONS, INC.

1997 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors on October 22, 1997
Approved by the Stockholders on December 2, 1997
Amended by the Board of Directors on April 21, 1999
Approved by the Stockholders on June 2, 1999
Amended by the Board of Directors on March 14, 2001
Approved by the Stockholders on June 22, 2001
Approved by the Board of Directors on July 31, 2002
Amended by the Board of Directors on April 16, 2003

1. PURPOSE.

     (a)  The purpose of this 1997 Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of First Virtual Communications, Inc., a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

     (b)  The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

     (c)  The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d)  The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2. ADMINISTRATION.

     (a)  The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company. The Committee shall have, in connection with the administration of the Plan, all powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding anything to the foregoing, the Board shall have full power and authority to take any action that may be taken by the Committee hereunder.

     (b)  The Board or the Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

           (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

          (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board or the Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv) To amend the Plan as provided in paragraph 13.

          (v) Generally, to exercise such powers and to perform such acts as the Board or the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

3. SHARES SUBJECT TO THE PLAN.

     (a)  Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock and Section 3(c) below, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate two million eight hundred fifty thousand (2,850,000) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

     (b)  The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     (c)  Notwithstanding Section 3(a), if at the time of each offering under the Plan, the Company is subject to Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of securities issuable upon exercise of all outstanding options of the Company and the total number of shares provided for under this Plan or any other equity incentive, stock bonus or similar plan or agreement of the Company or outside any such plan shall not exceed 30% of the then outstanding capital stock of the Company (as measured as set forth in Section 260.140.45), unless stockholder approval to exceed 30% has been obtained in compliance with Section 260.140.45, in which case the limit shall be such higher percentage as approved by the stockholders.

4. GRANT OF RIGHTS; OFFERING.

     The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of

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separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5. ELIGIBILITY.

     (a)  Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

     (b)  The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

          (i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

          (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

          (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

     (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

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     (d)  An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     (e)  Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board or the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. RIGHTS; PURCHASE PRICE.

     (a)  On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     (b)  In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (c)  The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

          (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

          (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

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7. PARTICIPATION; WITHDRAWAL; TERMINATION.

     (a)  An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering. “Earnings” is defined as an employee’s regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), and may include, if determined by the Board or the Committee and set forth in the terms of the Offering, all of the following items of compensation: bonuses, commissions, overtime pay, incentive pay, profit sharing, or other remuneration (excluding fringe benefits) paid directly to the employee. Notwithstanding the foregoing, Earnings shall not include the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or the Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

     (b)  At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s right to acquire Common Stock under that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participant’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

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     (d)  Except as provided in Section 14, rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, and shall be exercisable only by the person to whom such rights are granted.

8. EXERCISE.

     (a)  On each Purchase Date specified in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. Unless otherwise provided for in the applicable Offering, no fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account on the final Purchase Date of an Offering after the purchase of shares which is equal to or in excess of the value of one whole share of common stock shall be distributed in full to the participant after such Purchase Date, without interest.

     (b)  No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9. COVENANTS OF THE COMPANY.

     (a) During the terms of the rights granted under the Plan, the Company shall at all times keep available as authorized but unissued shares that number of shares of stock required to satisfy such rights.

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     (b)  The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock to participants pursuant to rights granted under the Plan shall constitute general funds of the Company.

11. RIGHTS AS A STOCKHOLDER.

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shares acquired upon exercise of rights hereunder are recorded in the books of the Company (or its transfer agent).

12. ADJUSTMENTS UPON CHANGES IN STOCK.

     (a)  If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

     (b)  In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’

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accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13. AMENDMENT OF THE PLAN.

     (a)  The Board or the Committee at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

     (b)  The Board or the Committee may amend the Plan in any respect the Board or the Committee deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     (c)  Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14. DESIGNATION OF BENEFICIARY.

     (a)  A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

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15. TERMINATION OR SUSPENSION OF THE PLAN.

     (a)  The Board or the Committee in its discretion, may suspend or terminate the Plan at any time. To the extent that the Company is subject to Section 260.141.42 of Title 10 of the California Code of Regulations, the Plan, unless sooner terminated, shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or at the time that all of the shares of the common stock of the Company subject to the Plan’s reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan, whichever is earlier. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b)  Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16. EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon adoption by the Board (the “Effective Date”), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

17. INFORMATION OBLIGATION.

     To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to employees participating in an Offering under this Plan at least annually. This Section 17 shall not apply to key employees of the Company whose duties in connection with the Company assure them access to equivalent information.

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FIRST VIRTUAL COMMUNICATIONS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2003

     The undersigned hereby appoints Jonathan G. Morgan and Truman Cole, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of First Virtual Communications, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of First Virtual Communications, Inc. to be held at the Company’s headquarters located at 3200 Bridge Parkway, Suite 202, Redwood City, California 94065, on Friday, June 13, 2003 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

- detach here -

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

Proposal 1:	To elect two directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected.

☐ FOR all nominees listed below (except as marked to the contrary below).
☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:	Edward Harris and Jonathan G. Morgan.

To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below:

__________________________________

__________________________________

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 2:	To approve a series of amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

Proposal 3:	To approve the Company’s 1997 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,500,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(Continued on other side)

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 4.

Proposal 4:	To approve the potential issuance by the Company of additional shares of its common stock upon conversion of outstanding shares of Series A Preferred Stock and upon exercise of an outstanding warrant.

☐	FOR	☐	AGAINST	☐	ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 5.

Proposal 5:	To ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED	, 2003

Name of Stockholder

Signature(s)

Name and Title of Authorized Person (if applicable)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.